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                                                                     Exhibit 4.3


                            CHEVY CHASE BANK, F.S.B.
                                   as Servicer

                              [NAME OF THE SELLER]
                                    as Seller

                                       and
                              [NAME OF THE TRUSTEE]
                                   as Trustee


                         POOLING AND SERVICING AGREEMENT
                          Dated as of __________, ____,


                              Chevy Chase Home Loan
                            Asset Backed Certificates

                                  Series ______

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         POOLING AND SERVICING AGREEMENT, dated as of between CHEVY CHASE BANK,
F.S.B., a federal savings bank organized under the laws of the United States, as Servicer, [Name of the Seller], a limited liability corporation organized under the laws of [State of Organization], as Seller and [Name of the Trustee], a bank organized and existing under the laws of the State of [State of Organization], as Trustee,

                          W I T N E S S E T H  T H A T:

         In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1  Definitions.

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

         Accelerated Principal Distribution Amount: With respect to any Distribution Date, the amount, if any, required to reduce the Investor Certificate Principal Balance (after giving effect to the distribution of all other amounts actually distributed on the Investor Certificates on such Distribution Date) so that the Invested Amount (immediately following such Distribution Date) exceeds the Investor Certificate Principal Balance (as so reduced) by the Required Overcollateralization Amount.

         Accrual Period: As to any Distribution Date other than the first Distribution Date, the period beginning on the immediately preceding Distribution Date and ending on the day immediately preceding such Distribution Date, and with respect to the first Distribution Date, the period beginning on ________, and ending on the day immediately preceding the first Distribution Date.

         Additional Balance: As to any Mortgage Loan and day, the unpaid balance of any principal advanced under the terms of the Loan Agreement after the date and time as of which the Cut-Off Date Trust Balance is calculated.

         Aggregate Investor Liquidation Loss Amount: With respect to any Distribution Date, the sum of the Daily Investor Liquidation Loss Amounts for the related Collection Period.

         Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         Alternative Principal Payment: As to any Distribution Date, the greater of (x) __% of the Investor Certificate Principal Balance immediately prior to such Distribution Date and (y) the amount (but not less than zero) equal to the aggregate amount of Principal Collections received during the related Collection Period less the aggregate amount of Draws made during the related Collection Period; provided, however, that if the Overcollateralization

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Amount exceeds the Required Overcollateralization Amount on such Distribution
Date, an amount equal to the Overcollateralization Adjustment Amount shall be deducted from the amount calculated in clause (y) of this definition.

         Appointment Day: As defined in Section 11.2

         Appraised Value: As to any Mortgaged Property and time referred to herein, the appraised value of the Mortgaged Property based upon the drive-by appraisal or other estimate of value made by or on behalf of the Seller at the time the related Loan Agreement was executed.

         Available Funds: As to any Distribution Date, the aggregate amount on deposit in the Certificate Account reduced by any withdrawals permitted to be made pursuant to clauses (ii) and (iii) of Section 3.3(a)

         Base Rate: As to any Mortgage Loan during a billing cycle, the rate of interest publicly announced from time to time as the "prime" or "base" rate of interest or any successor rate of interest charged by the index bank specified in the related Loan Agreement or any successor rate determined as provided in the Loan Agreement as in effect at the close of business on the last day of the last full calendar month of the immediately preceding quarter, for loans which have their interest rate adjusted quarterly, or the last day of the preceding calendar month, for loans which have their interest rate adjusted monthly.

         Basic Overcollateralization Amount: shall mean on any date of determination the lesser of (i) $________ and (ii) the sum of (A) the lesser of
(x) % of the Original investor certificate Principal Balance and (y) __% of the Investor Certificate Principal Balance as of such date of determination, (B) __% of the Investor Certificateholders' Floating Allocation Percentage of the Trust Balances which are 60-89 days delinquent and (C) __% of the Investor Certificateholders' Floating Allocation Percentage of the Trust Balances which are 90 days or more delinquent; provided, however, that if Chevy Chase has been replaced as Servicer and the Servicing Fee Rate increases up to a maximum rate of __%, then the rates in subclauses (A)(x) and (A) (y) shall increase by an equal amount of up to a maximum amount of __%.

         Basis Risk Payment: As to any Distribution Date where the Investor Certificate Rate exceeds the Weighted Average Net Loan Rate, the product of (a) the Overcollateralization Principal Component and (b) a fraction, the numerator of which is the excess of the Overcollateralization Amount at the end of the prior Distribution Date over the Basic Overcollateralization Amount at the end of the prior Distribution Date and the denominator of which is the Overcollateralization Amount at the end of the prior Distribution Date.

         BIF: The Bank Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery, and Enhancement Act of 1989, or if at any time after the execution of this instrument the Bank Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

         Book-Entry Certificate: Any Investor Certificate registered in the name of the Depository, Foreign Depository or the nominee of either the Depository or Foreign Depository, beneficial ownership of which is reflected on the books of the Depository or the Foreign Depository or on the books of a person maintaining an account with such Depository or Foreign

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Depository (directly or as an indirect participant in accordance with the rules of such Depository or Foreign Depository).

         Business Day: Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Chevy Chase, Maryland or the city in which the Corporate Trust Office or the main business office of the Paying Agent is located are obligated or authorized by law or executive order to be closed.

         Certificate: Any Investor Certificate or Seller Certificate.

         Certificate Account: The trust account or accounts created and maintained in the name of the Trustee for the benefit of the Certificateholders and the Certificate Insurer pursuant to Section 3.2(b). The Certificate Account shall be an Eligible Account.

         Certificate Insurance Draw Amount: As to any Distribution Date other than the Dissolution Distribution Date, an amount equal to the sum of (x) the amount by which the amount to be distributed to Investor Certificateholders pursuant to Section 5.1(a)(ii) and (a) (iii) exceeds the amount of Investor Interest Collections and the Basis Risk Payment, if any, on deposit in the Certificate Account on the Business Day preceding such Distribution Date that is available to be applied therefor and (y) the amount, if any, required to reduce the Investor Certificate Principal Balance (after giving effect to the distributions of Investor Interest Collections and the Basis Risk Payment, if any, and Investor Principal Collections that are allocable to principal on the Investor Certificates on such Distribution Date) to the Invested Amount following such Distribution Date. Notwithstanding the foregoing, as to the Distribution Date in __________ 20__, an amount equal to the sum of (i) any amount calculated pursuant to the preceding sentence and (ii) an amount equal to the remaining Investor Certificate Principal Balance after giving effect to all other amounts distributed to Investor Certificateholders in reduction of the Investor Certificate Principal Balance.

         Certificate Insurance Policy: The certificate insurance policy number __________ dated as of the Closing Date, issued by the Certificate Insurer to the Trustee for the benefit of the Investor Certificateholders.

         Certificate Insurer: [Name of Certificate Insurer], any successor thereto or any replacement credit enhancer substituted pursuant to Section 4.3.

         Certificate Insurer Default: The occurrence and continuance of the failure of the Certificate insurer to make a payment required under the Certificate Insurance Policy.

         Certificate Owner: With respect to an Investor Certificate, the Person who is the beneficial owner of a Book-Entry Certificate.

         Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 6.2(a).

         Certificateholder or Holder: The Person in whose name a certificate is registered in the Certificate Register, except that, solely for the purpose of the giving of any consent, waiver, request or demand pursuant to this Agreement, unless all Certificates are then so held,

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any Certificate registered in the name of the Seller or the Servicer or any affiliate of either shall be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect any such consent, waiver, request or demand shall have been obtained; provided, however, that in determining whether the Trustee shall be protected in relying upon any such consent, waiver, request or demand, only Certificates which a Responsible Officer of the Trustee assigned to matters under this Agreement actually knows to be so owned shall not be so taken into account.

         Chevy Chase: Chevy Chase Bank, F.S.B., a federal savings bank organized under the laws of the United States, or its permitted successor in interest.

         Closing Date: __________, ____.

         Code: The Internal Revenue Code of 1986, as the same may be amended from time to time, any successor statutes thereto, and the applicable Department of the Treasury temporary or final regulations thereunder.

         Collection Period: As to any Distribution Date the calendar month immediately preceding the calendar month in which such Distribution Date occurs.

         Combined Loan-to-Value Ratio: As of any date and as to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the sum of (i) the Credit Limit of such Mortgage Loan as of such date and (ii) the unpaid principal balance (as of the date of execution of the Loan Agreement for such Mortgage Loan) of the mortgage loan, i(euro) any, that is senior in priority to such Mortgage Loan and which is secured by the same Mortgaged Property, and the denominator of which is the Appraised Value of the related Mortgaged Property.

         Corporate Trust Office: The office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Agreement is located at the address set forth in Section 12.6.

         Credit Limit: As to any Mortgage Loan, the maximum Loan Balance permitted under the terms of the related Loan Agreement and the Servicer's normal and customary servicing procedures.

         Custodial Agent: As defined in section 2.1(a).

         Cut-Off Date: __________, ____. All references in this Agreement to "Cut-Off Date" shall be to the opening of business on such date.

         Cut-Off Date Pool Balance: The aggregate of the Cut-Off Date Trust Balances of the Mortgage Loans.

         Cut-Off Date Trust Balance: As to any Mortgage Loan, the unpaid principal balance thereof transferred to the Trust on the Cut-Off Date or, as to any Eligible Substitute Mortgage Loan, on the date of substitution of such Eligible Substitute Mortgage Loan.

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         Cycle Date:  As to any Mortgage Loan, the day of the month on which the related billing cycle for such Mortgage Loan ends.

         Daily Investor Interest Collections: As to any day, an amount equal to the product of (i) the amount of Trust Interest received by the Servicer for such day and (ii) the investor Certificateholders' Floating Allocation Percentage on such day.

         Daily Investor Liquidation Loss Amount: With respect to any day, the amount equal to the product of the Investor Certificateholders' Floating Allocation Percentage for such day and the Liquidation Loss Amounts for such day.

         Daily Investor Principal Collections: As to any day, an amount equal to the product of (i) the aggregate amount of Principal Collections received on such day and (ii) the Investor Fixed Allocation Percentage on, such day.

         Defective Mortgage Loan: Any Mortgage Loan which is required to be removed or replaced by the Seller pursuant to Section 2.2(c) or 2.4(b) or purchased or replaced by the Servicer pursuant to Section 3.1.

         Definitive Certificates: As defined in section 6.2(d).

         Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of one or more Investor Certificates evidencing the aggregate principal amount of the investor Certificates. The Depository at all times shall be a "clearing corporation, as defined in Section 8-102 of the Uniform Commercial Code of the State of New York and an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Seller, the Servicer, the Trustee and the initial Depository shall enter into a Depository Agreement substantially in the form of Exhibit L.

         Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository or Foreign Depository effects book-entry transfers and pledges of securities deposited with the Depository or Foreign Depository.

         Determination Date: With respect to any Distribution Date, the_____ Business Day prior thereto.

         Dissolution Distribution Date: The date on which the proceeds from the sale, disposition or liquidation of the Trust Balance of the Mortgage Loans pursuant to Section 11.2 are received and distributed to Certificateholders.

         Distribution Date: __________, ____ and the _____ day of each month thereafter (or, if such day is not a Business Day, the next succeeding Business
Day).

         Draw: With respect to any Mortgage Loan, an increase in the Loan Balance subsequent to the Cut-Off Date in accordance with the related Loan Agreement subject to Section 5.1(c).

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         Electronic Ledger: The electronic master record of home equity revolving credit line loan accounts (including the Mortgage Loans) maintained by the Servicer.

         Eligible Account: An account that is (i) maintained with a depository institution which has a short-term certificate of deposit rating at the time of any deposit therein in the highest short-term debt rating category by the Rating Agencies, (ii) one or more accounts with a depository institution whose accounts are fully insured by either SAIF or BIF of the Federal Deposit Insurance Corporation with a minimum long-term unsecured debt rating of Baa3, (iii) a trust account maintained with the Trustee in its corporate trust department or
(iv) or other similar arrangements, otherwise acceptable to each Rating Agency as evidenced by a letter from such Rating Agency to the Trustee, without reduction or withdrawal of their then current ratings of the Certificates, and acceptable to the Certificate Insurer.

         Eligible Substitute Mortgage Loan: A Mortgage Loan proposed to be substituted by the Seller for a Defective Mortgage Loan which, on the date of such substitution, shall (i) have an outstanding Loan Balance (except as provided below) not less than __% of the Trust Balance of such Defective Mortgage Loan on the date of such substitution; (ii) have a Loan Rate not less than the Loan Rate of such Defective Mortgage Loan and not more than ___ basis points in excess of the Loan Rate of such Defective Mortgage Loan; (iii) have a Margin that is not less than the Margin of such Defective Mortgage Loan and not more than ___ basis points higher than the Margin of such Defective Mortgage Loan; (iv) have a remaining term to maturity not later nor more than ___ months earlier than the remaining term of such Defective Mortgage Loan; (v) comply with each representation and warranty set forth in Section 2.4(a) as if made on the date of such substitution; (vi) other than in the case referred to in clause
(vii) below, have a Combined Loan-to-Value Ratio not greater than the Combined Loan-to-Value Ratio of such Defective Mortgage Loan as of the Cut-Off Date;
(vii) in the case of an Eligible Substitute Mortgage Loan substituted for a Mortgage Loan pursuant to Section 3.1, have a Combined Loan-to-Value Ratio of not more than __% (rounded to the nearest whole percent); (viii) have a maximum Loan Rate not lower than the maximum Loan Rate applicable to such Defective Mortgage Loan; (ix) have a Loan Rate that is based on the same index as that of such Defective Mortgage Loan; (x) be secured by a Mortgaged Property that is subject to the same use (owner-occupied, second home or rental property) and that has the same structural characteristic (attached or detached) as the Mortgaged Property securing such Defective Mortgage Loan, provided, however, that an owner-occupied Mortgaged Property and a detached Mortgaged Property shall satisfy the applicable requirements of this clause (x) in all cases; and
(xi) have a Mortgage in a lien position not junior to the lien position of the Mortgage of such Defective Mortgage Loan. If more than one Mortgage Loan is substituted for Defective Mortgage Loans on any substitution date, the requirements of clause (i) of this definition shall be satisfied if such Mortgage Loans shall have aggregate Loan Balances not less than __% of the aggregate Trust Balances of such Defective Mortgage Loans on the date of substitution. If balances under a Mortgage loan substituted for a Defective Mortgage Loan have been transferred to any Prior Trust or to any other Person, the requirements of clause (i) of this definition shall be satisfied if the unpaid principal balance of such Mortgage Loan transferred to the Trust is not less than __% of the Trust Balance of such Defective Mortgage Loan on the date of substitution.

         Event of Default: As defined in Section 8.1.

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             Foreclosure Proceedings: Proceedings or action for foreclosure, deed in lieu of foreclosure or trustee's sale with respect to any mortgage Loan and the related Mortgaged Property.

             Insolvency Events: As defined in Section 11.1(c).

             Insurance Agreement: The insurance and indemnity agreement dated as of the date of this Agreement among Chevy Chase, in its individual capacity, the Seller, the Servicer, the Certificate Insurer and the Trustee, including any amendments or supplements thereto, and from and after the date any replacement certificate insurance policy or other credit enhancement arrangements are substituted for the Certificate Insurance Policy pursuant to Section 4.3, the agreement relating to such replacement surety bonds or other credit enhancement arrangements.

             Insurance Proceeds: Proceeds paid to the Servicer by any insurer other than the Certificate Insurer pursuant to any insurance policy covering a Mortgage Loan, net of any component thereof covering any reasonable expenses incurred by or on behalf of the Servicer in connection with obtaining such Insurance Proceeds.

             Insured Amount: With respect to any Distribution Date, the Certificate Insurance Draw Amount for such Distribution Date.

             Interest Period: As to any payment of interest on a Mortgage Loan, the period ending on a Cycle Date during which the interest covered by such payment accrued.

             Invested Amount: With respect to any Distribution Date, an amount equal to the original Invested Amount minus (i) the amount of Investor Principal Collections previously distributed to Investor Certificateholders, minus (ii) an amount equal to the Aggregate Investor Liquidation Loss Amounts as to any prior Distribution Date and minus (iii) any Overcollateralization Adjustment Amount previously distributed to the Seller.

             Investor Certificate: Any certificate executed and authenticated by the Trustee substantially in the form set forth in Exhibit A hereto.

             Investor Certificate Interest: With respect to any Distribution Date, interest for the related Accrual Period at the applicable Investor Certificate Rate on the Investor Certificate Principal Balance on the first day of such Accrual Period (after giving effect to the distributions made on the first day of such Accrual Period.

             Investor Certificate Principal Balance: With respect to any date:
(a) the Original Investor Certificate Principal Balance less (b) the aggregate of amounts actually distributed as principal an the investor Certificates.

             Investor Certificate Rate: With respect to the first Accrual Period __%, and for any subsequent Accrual Period, the sum of (a) LIBOR and (b) __%; provided, however, that in no event shall the Investor Certificate Rate with respect to any Accrual Period exceed the maximum Rate.

             Investor Certificateholder: The Holder of an Investor Certificate.

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             Investor Certificateholders' Floating Allocating Percentage: With
respect to any day, the percentage equivalent of a fraction, the numerator of which is the Invested Amount on the end of the preceding day and the denominator of which is the Pool Balance, which is calculated on the end of the preceding day (but not more than 100%).

             Investor Fixed Allocation Percentage: As to any day, the greater of
(x) __% and (y) the percentage equivalent of a fraction, the numerator of which is the Invested Amount and the denominator of which is the Pool Balance on the end of the preceding day (but not more than 100%).

             Investor Insurance Proceeds: As to any Mortgage Loan and day the product of (i) the investor Certificateholders' Floating Allocation Percentage on such day and (ii) Trust Insurance Proceeds received by the Servicer on such day.

             Investor Interest Collections: As to any Distribution Date, an amount equal to the aggregate amount of Daily Investor Interest Collections for the related Collection Period.

             Investor Liquidation Proceeds: As to any Mortgage Loan and day the product of (i) the Investor Certificateholders' Floating Allocation Percentage on such day and (ii) Net Trust Liquidation Proceeds received by the Servicer on such day.

             Investor Loss Reduction Amount: With respect to any Distribution Date, the portion, if any, of the Aggregate Investor Liquidation Loss Amount for such Distribution Date and all prior Distribution Dates that has not been distributed to Investor Certificateholders on such Distribution Date pursuant to Sections 5.1(a) (v) or 5.1(a) (vi) or a distribution of the Certificate Insurance Draw Amount.

             Investor Principal Collections: As to any Distribution Date and the related Collection Period, the aggregate amount of Daily Investor Principal Collections in respect of such Distribution Date; provided that with respect to any Distribution Date in the Managed Amortization Period, Investor Principal Collections shall not exceed the Alternative Principal Payment for the related Distribution Date.

             LIBOR: As to the initial Accrual Period, __%. As to any subsequent Accrual Period, as follows: (i) the arithmetic mean (rounded upwards, if necessary, to the nearest 1/100th of a percent) of the offered rates for United States dollar deposits for one month which appear on the Reuters Screen LIBO Page as of [TIME], on the second LIBOR Business Day prior to commencement of such Accrual Period, provided that at least two such offered rates appear on the Reuters Screen LIBO Page at such time and on such date. If fewer than two offered rates appear, LIBOR shall be determined on such date as described in clause (ii) below. "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London inter-bank offered rates of major banks).

             (ii) If at such time and on such date fewer than two offered rates appear on the Reuters Screen LIBO Page as described in clause (i) above, the Trustee shall request the principal London office of each of the reference banks (which shall be major banks that are engaged in transactions in the London inter-bank market, selected by the Seller) ("Reference

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Banks") to provide the Trustee with its offered quotation for United States dollar deposits for one month to prime banks in the London inter-bank market as of [TIME], on such date. If at least two Reference Banks provide the Trustee with such offered quotations, then LIBOR on such date shall be the arithmetic mean (rounded upwards, if necessary, to the nearest 1/100 of a percent) of all such quotations. If on such date fewer than two of the Reference Banks provide the Trustee with such an offered quotation, LIBOR on such date shall be the arithmetic mean (rounded upwards, if necessary, to the nearest 1/100 of a percent) of the offered per annum rates which one or more leading banks in The City of [Name of City] selected by the Trustee (after consultation with the Seller) are quoting as of [TIME], on such date to leading European banks for United States dollar deposits for one month, provided, however, that if such banks are not quoting as described above, LIBOR shall be the LIBOR applicable to the immediately preceding Accrual Period.

             LIBOR Business Day: Any Business Day other than a day on which banking institutions in the city of London, England are obligated or authorized by law to be closed.

             Liquidated Mortgage Loan: As to any Distribution Date, any Mortgage Loan which was not previously a Liquidated Mortgage Loan, was in default during the Collection Period related to such Distribution Date and in respect of which the Servicer has determined as of the end of such Collection Period that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

             Liquidation Expenses: Expenses which are incurred by the Servicer in connection with the liquidation of any Mortgage Loan and not recovered under any insurance policy or from any Mortgagor, including, without limitation, legal fees and expenses, title fees and expenses, any unreimbursed amount expended by the Servicer pursuant to Section 3.6 with respect to such Mortgage Loan (including, without limitation, amounts advanced to cure defaults on any mortgage loan which is senior to such Mortgage Loan or to pay in full any such senior mortgage loan) and any related and unreimbursed expenditures for real estate property taxes or for property restoration, preservation or insurance against casualty loss or damage as are customary in the residential mortgage loan servicing industry.

             Liquidation Loss Amount: With respect to any Distribution Date and any Mortgage Loan that becomes a Liquidated Mortgage Loan during the related collection Period, the unrecovered Trust Balance thereof at the end of such Collection Period, after giving effect to the Net Trust Liquidation Proceeds applied in reduction of such Trust Balance.

             Liquidation Proceeds: Cash (including Insurance Proceeds) received in connection with the liquidation of Liquidated Mortgage Loans, whether through Foreclosure Proceedings or otherwise.

             Loan Agreement: As to any Mortgage Loan, the related loan agreement executed by the Mortgagor and the Seller.

             Loan Agreement Amendment: As to any Loan Agreement, either (i) the notice mailed to the related Mortgagor on or about __________, ____, the form of which is attached

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hereto as Exhibit D, or (ii) the comparable provision in Paragraph 6 of the form of Home Equity Credit Line Agreement attached hereto as Exhibit D.

             Loan Balance: An to any Mortgage Loan and day, the unpaid principal balance of such Mortgage Loan upon which interest accrued for such day was calculated.

             Loan Rate: As to any Mortgage Loan and day, the current per annum rate of interest applicable to the calculation of interest for such day on the Loan Balance.

             Managed Amortization Period: The period from and including the Closing Date to and including the earlier of (a) the last day of the Collection Period related to the Distribution Date in __________ and (b) the day prior to the occurrence of a Rapid Amortization Event.

             Margin: As to any Mortgage Loan, the margin of such Mortgage Loan as set forth in the related Loan Agreement.

             Maximum Principal Payment: with respect to any Distribution Date, the- product of the aggregate amount of Principal Collections for the related Collection Period and the Certificateholders' Fixed Allocation Percentage as of the first day of such Collection Period; provided, however, that if the Overcollateralization Amount exceeds the Required Overcollateralization Amount the amount which would have otherwise equaled the "Maximum Principal Payment" shall be reduced by the Overcollateralization Adjustment Amount.

             Maximum Rate: As to any Accrual Period, a rate equal to the sum of
(a) the Weighted Average Net Loan Rate for the related Collection Period and (b) the quotient of U) the product of (A) the sum of the Overcollateralization Interest Component and the Overcollateralization Principal Component and (B) the quotient obtained by dividing the excess, if any, of the Overcollateralization Amount over the Basic Overcollateralization Amount by the Overcollateralization Amount and (ii) the certificate Principal Balance as of the close of the preceding Distribution Date (adjusted to an effective rate reflecting accrued interest calculated on the basis of the actual number of days in the Accrual Period and a year assumed to consist of 360 days).

             Minimum Monthly Payment: With respect to any Mortgage Loan and any month, the minimum amount required to be paid by the related Mortgagor pursuant to the related Loan Agreement.

             Moody's: Moody's Investors Service, Inc. or its successor in interest.

             Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple interest in real property securing a Mortgage Loan.

             Mortgage File: The mortgage documents listed in Section 2.1(b) pertaining to a particular Mortgage Loan and any additional documents required to be added to such Mortgage File pursuant to this Agreement.

             Mortgage Loan Schedule: As of any date, the schedule of mortgage loans included in the Trust Fund on such date. Initially references to "Mortgage Loan Schedule" shall

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refer to the magnetic tape delivered to the Trustee and the Custodial Agent by the Seller. on the Closing Date, which sets forth as to each Mortgage Loan, as of the Cut-Off Date (i) the Cut-Off Date Trust Balance, (ii) the Cut-Off Date Credit Limit, (iii) the stated maturity upon which any outstanding Loan Balance is due and payable, (iv) the Cycle Date and (v) the name and address of the Mortgagor. Thereafter, "Mortgage Loan Schedule" shall refer to such schedule as amended from time to time in accordance with Sections 2.2 (c), 2.4(b) or 3.1 hereof.

             Mortgage Loans: The mortgage loans identified on the Mortgage Loan Schedule. Any capitalized reference in this Agreement (including, without limitation, any reference in Section 2.1(a), 2.2(c), 2.4(b) or 3.1) to a Mortgage Loan transferred to, or removed, from, the Trust or as constituting part of the Trust Fund shall mean such Mortgage Loan to the extent of the related balance owned by the Trust.

             Mortgaged Property: The underlying property securing a Mortgage
Loan.

             Mortgagor: The obligor or obligors under a Loan Agreement.

             Net Liquidation Proceeds: As to any Mortgage Loan which has been liquidated, Liquidation Proceeds net of Liquidation Expenses.

             Net Trust Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, the Trust's share of Net Liquidation Proceeds, which share is equal to the sum of (1) Trust Interest with respect to the period from the last day on which interest was paid in full on such Liquidated Mortgage Loan to the day on which such Liquidated Mortgage Loan became a Liquidated Mortgage Loan and
(ii) the Trust Percentage of the amount, if any, by which (A) Net Liquidation Proceeds for such Liquidated Mortgage Loan exceed (B) the sum of (1) the amounts in clause (1) and (2) the aggregate of the amounts payable to each Prior Trust pursuant to clause (i) of the definition of "Net Trust Liquidation Proceeds" in each of the applicable Prior Trust Pooling and Servicing Agreements.

             Officer's Certificate: A certificate delivered-to the Trustee and signed by the Chairman of the Board of Directors, a vice Chairman of the Board of Directors, the President, an Executive Vice President, a Senior Vice President or a Vice President of the Seller, if delivered by the Seller, and by a Servicing officer, if delivered by the Servicer.

             Opinion of Counsel: A written opinion of counsel acceptable to the Trustee and the Certificate Insurer, who may be internal counsel for the Seller or the Servicer.

             Original Invested Amount: $____________.

             Original investor Certificate Principal Balance: $____________.

             Overall Minimum Amount: As defined in Section 2.6.

             Overcollateralization Adjustment Amount: As to any Distribution Date where the Overcollateralization Amount exceeds the Required Overcollateralization Amount, (i) with respect to the Alternative Principal Payment, an amount equal to the product of (A) the amount calculated in clause
(y) of the definition of Alternative Principal Payment and (B) the quotient obtained by dividing such Overcollateralization Amount by the Invested Amount on such Distribution Date and (ii) with respect to the Maximum Principal Payment, an amount equal to the product of (A) Maximum Principal Payment and (a) the quotient obtained by dividing such Overcollateralization Amount by the Invested Amount on such day; provided, however, the amounts calculated in clauses (i) and
(ii) of this definition shall not exceed the excess of the Overcollateralization Amount over the Required Overcollateralization Amount.

             Overcollateralization Amount: At the time of reference thereto, the amount, if any, by which the Invested Amount exceeds the Investor Certificate Principal Balance.

             Overcollateralization Interest Component: As to any Accrual Period, the product of (a) the Overcollateralization Amount an of the close of the immediately prior Distribution Date divided by the invested Amount as of such Distribution Date and (b) the aggregate amount of investor Interest Collections for the related Collection Period.

             Overcollateralization Principal Component: As to any Accrual Period, the product of (a) the Overcollateralization Amount as of the close of the previous Distribution Date divided by the Invested Amount as of such Distribution Date and (b) the aggregate amount of Investor Principal Collections for the related Collection Period.

             Ownership Interest: With respect to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

             Paying Agent: Any Person appointed by the Trustee and acting pursuant to Section 6.6.

             Percentage Interest: As to any investor Certificate, the percentage obtained by dividing the principal denomination of such investor Certificate by the aggregate of the principal denominations of all Investor Certificates.

             Permitted Investments: One or more of the following:

             (A) obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

             (B) repurchase agreements on obligations specified in clause (i) above maturing not more than three months from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase the specified obligations are at the time of such agreement rated by each Rating Agency in its highest short-term rating category and provided, further, that if Moody's is a Rating Agency, the short-term debt obligations of the party agreeing to repurchase the specified obligations shall be rated P-1 or better;

             (C) certificates of deposit, demand deposits, time deposits and bankers' acceptances (which, if Moody's is a Rating Agency, shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days) of any United States depository institution or trust company incorporated under the laws of the United States or any state or any branch or agency of any foreign bank licensed under the laws of the United States or any state thereof, provided that the debt obligations of such depository institution or trust company at the date of acquisition of such certificates, demand deposits, time deposits or bankers' acceptances have been rated by each Rating Agency in its highest short-term rating category and provided, further, that if Moody's is a Rating Agency, the short-term obligations of such depository institution or trust company shall be rated P-1 or better;

             (D) commercial paper (having original maturities of not more than 270 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating category;

             (E) investments in money market funds registered under the Investment Company Act of 1940, as amended, that, at the time of the Trust's investment or contractual commitment to invest therein, are rated in the highest investment category or otherwise approved in writing by each Rating Agency; and

             (F) other obligations or securities that are acceptable to each Rating Agency and the Certificate Insurer as a Permitted Investment hereunder and will not result in the reduction, suspension or withdrawal of the then-current rating of the Investor Certificates without taking into account the Certificate Insurance Policy;

provided, however, that (a) no instrument described hereunder shall evidence the right to receive only interest with respect to the obligations underlying such instrument and (b) no instrument purchased hereunder may be a callable investment purchased at a premium. The highest short-term rating of Standard & Poor's for the investments specified in clauses (ii), (iii) and (iv) is A-l+ and the highest investment category rating of Standard & Poor's for the investments specified in clause (v) is either AAAm or AAAm-G.

             Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

             Pool Balance: with respect to any date, the aggregate of the Trust Balances of all Mortgage Loans as of such date.

             Principal Collections: for any day, shall equal (i) the Trust's share of principal collections received from borrowers under the Mortgage Loans on such day after the application

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

of the allocations described in the second paragraph of Section 2.1(a), (ii) the principal portion of the Net Trust Liquidation Proceeds and Trust Insurance Proceeds received by the Servicer on such day and (iii) the principal portion of the Reassignment Deposit Amount and the Substitution Adjustment Amount (which pursuant to Section 3.2(f) is deemed to be received on the last day of the related Collection Period).

               Rapid Amortization Event: As defined in Section 11.1.

               Rapid Amortization Period: The period which occurs upon the earlier of a Rapid Amortization Event or on the first day of the collection Period immediately prior to the Distribution Date in ________________.

               Rating Agency: Moody's or Standard & Poor's, at least one of which rated the Investor Certificates at the time of the initial issuance of such Certificates. If Moody's or Standard & Poor's or a successor is no longer in existence or shall cease to rate the Investor Certificates, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, as shall be designated by the Seller, notice of which designation shall be given to the Trustee and the Certificate insurer, or the successor of such agency or Person.

               Reassignment Deposit Amount: With respect to any Mortgage Loan required to be removed on any date pursuant to Section 2.2(c), 2.4(b) or 3.1, an amount equal to the sum of (i) the Trust Balance of such Mortgage Loan as of the last day of the Collection Period immediately preceding the date of reassignment and (ii) accrued and unpaid interest through the Cycle Date occurring in such Collection Period computed on a daily basis at the Loan Rate.

               Record Date: As to any Distribution Date, the day immediately preceding such Distribution Date; provided, however, that if Definitive Certificates are issued pursuant to Section 6.2(d), the Record Date shall be the last day of the calendar month immediately preceding such Distribution Date.

               Removal Condition: As defined in Section 2.6.

               Required Overcollateralization Amount: An amount equal to an amount which is the greater of $__________ and the Basic Overcollateralization Amount.

               Responsible Officer: When used with respect to the Trustee, any officer assigned to the Corporate Trust Division (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement.

               Retained Rights: As defined in Section 2.1(f).

               Retransfer Date: As defined in Section 2.6.

               Retransfer Notice Date: As defined in Section 2.6.

               SAIF: The Savings Association Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or if at any time after the execution of this instrument the Savings Association Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

               Scheduled Principal Collections Distribution Amount: With respect to any Distribution Date in respect of the managed Amortization Period, the amount equal to the lesser of (i) the Maximum Principal Payment and (ii) the Alternative Principal Payment. With respect to any Distribution Date in respect of the Rapid Amortization Period, the Scheduled Principal Collections Distribution Amount shall be the Maximum Principal Payment.

               Seller: [Name of Seller], a limited liability company, organized under the laws of [State of Organization], or its permitted successor in interest.

               Seller Certificateholder: The Holder of the Seller Certificates.

               Seller Certificates: The certificates executed and authenticated by the Trustee substantially in the form set forth in Exhibit B hereto.

               Seller Principal Balance: As of the date of determination thereof, the amount equal to (i) the Pool Balance at the end of such date of determination less (ii) the invested Amount at the end of such day.

               Servicer: Chevy Chase Bank, F.S.B., a federal savings bank organized under the laws of the United States or its successor in interest under
Section 7.2, and any Person that is appointed as successor servicer in accordance with the terms of this Agreement.

               Servicing Certificate: A certificate completed by and executed on behalf of the Servicer in accordance with Section 4.1.

               Servicing Fee: As defined in Section 3.8.

               Servicing Fee Rate: __% per annum if Chevy Chase Bank, F.S.B. or its successor in interest under Section 7.2 is the Servicer; up to a maximum of __% per annum if another Person (including, without limitation, the Trustee) is appointed as successor Servicer in accordance with the terms of this Agreement.

               Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers annexed to an Officer's Certificate furnished to the Trustee and the Certificate Insurer by the Servicer, as such list may be amended from time to time.

               Standard & Poor's: Standard & Poor's Corporation or its successor in interest.

               Substitution Adjustment Amount: As to the Collection Period related to a Distribution Date with respect to which the Seller or the Servicer substitutes one or more Eligible Substitute Mortgage Loans pursuant to Section 2.2(c), 2.4(b) or 3.1, the amount, if any, by which the sum of (i) the aggregate Loan Balances at the end of such Collection Period of all such

Eligible Substitute Mortgage Loans being added to the Trust Fund is less than
(ii) the aggregate Trust Balances at the end of such Collection Period of the related Mortgage Loans being removed from the Trust Fund, such amount to be deposited into the Certificate Account to the extent provided in Sections 2.2(d) and 3.2(c). If balances under Eligible Substitute Mortgage Loans being added to the Trust Fund have been transferred to any Prior Trust or to any other Person, the amount to be deposited into the Certificate Account to the extent provided in Section 2.2(d) and 3.2(c) shall be equal to the amount, if any, by which (i) the sum of the unpaid principal balances of all such Eligible Substitute Mortgage Loans being added to the Trust Fund is less, at the end of the specified Collection Period, than (ii) the aggregate Trust Balances at the end of such Collection Period of the related Mortgage Loans being removed from the Trust Fund.

               Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

               Transfer of Retained Rights: An defined in Section 2.1(f) .

               Transfer Date: With respect to any Mortgage Loan or any Trust Balance transferred to or removed from the Trust hereunder, the date on which such transfer or removal is made under the terms hereof, which date shall be the Closing Date in the case of all of the Mortgage Loans originally listed on the Mortgage Loan Schedule.

               Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

               Trigger Event: Any of the following events:

               (i) the Seller or the Servicer fails to pay any amount payable by the Seller or the Servicer under this Agreement and such failure continues unremedied for five (5) Business Days after receipt by the Seller or the Servicer, as the case may be, of notice thereof and such failure results in any payment under the Certificate Insurance Policy;

               (ii) the Seller or the Servicer fails to make any payment required under the Insurance Agreement and such failure continues unremedied for five (5) Business Days after receipt by the Seller or the Servicer, as the case may be, of notice thereof;

               (iii) an Event of Default; or

               (iv) the Certificate Insurer determines that the performance of the Servicer under this Agreement is not, in the reasonable opinion of the Certificate Insurer, satisfactory.

               Trust: The trust created by this Agreement and designated "Chevy Chase Home Equity and Home Improvement Loan Trust."

               Trust Balance: As to any Mortgage Loan and day, the Cut-Off Date Trust Balance plus (i) any Additional Balance in respect of such Mortgage Loan, minus (ii) all collections credited as principal against the Cut-Off Date Trust Balance of any such Mortgage Loan in accordance with the related Loan Agreement. For purposes of this definition, a

Liquidated Mortgage Loan shall be deemed to have a Trust Balance equal to the Trust Balance of the related Mortgage Loan immediately prior to the final recovery of related Liquidation Proceeds and a Trust Balance of zero thereafter.

               Trust Fund: The corpus of the Trust, consisting of, to the extent described herein, the following: the Trust Balance of each Mortgage Loan, including all payments of interest and of principal (to the extent of the Trust Balance of such Mortgage Loan), from whatever source derived, received on or with respect to such Mortgage Loan on and after the Cut-Off Date and allocable to such Trust Balance; such assets as shall from time to time be identified an deposited into the Certificate Account (excluding, however, amounts on deposit in the Certificate Account required to be paid to the Seller pursuant to Section 3.2(d)); the interest of the. Certificateholders to the extent of the Trust Balances of the Mortgage Loans and interest accrued thereon in (i) any property which secured a Mortgage Loan and which has been acquired by or on behalf of the Trustee in Foreclosure Proceedings or otherwise, (ii) any insurance policies related to the Mortgage Loans, and (iii) the related Mortgage, Loan Agreement and other Mortgage File documents for each Mortgage Loan; and the proceeds of each of the foregoing. The Certificateholders shall have the benefit of the Certificate Insurance Policy.

               Trust Insurance Proceeds: As to any Mortgage Loan and Collection Period, the Trust's share of Insurance Proceeds, which share is equal to the product of (i) the Trust Percentage and (ii) Insurance Proceeds received during such Collection Period which (x) are not Liquidation Proceeds, (y) are not applied or expected to be applied to the restoration or repair of the related Mortgaged Property or released to the related Mortgagor in accordance with the normal servicing procedures of the Servicer and (z) will be applied by the Servicer in reduction of the Loan Balance of such Mortgage Loan.

               Trust Interest: With respect to any Mortgage Loan, an amount equal to the product of (a) the amount allocated to interest multiplied by
(b)(x) the amount of interest accrued at the Loan Rate on the Trust Balance during the related Interest Period divided by (y) the amount of interest accrued on the Loan Balance at the Loan Rate during such interest Period.

               Trust Percentage: With respect to any Mortgage Loan (other than any Liquidated Mortgage Loan) for any day, the percentage (carried to four decimal places) obtained by dividing the Trust Balance of. such Mortgage Loan for such day by the Loan Balance of such mortgage Loan for such day. With respect to any Liquidated Mortgage Loan on any day, the Trust Percentage on the day such Mortgage Loan became a Liquidated Mortgage Loan.

               Trustee: The institution executing this Agreement as Trustee, or its successor in interest, or any successor trustee that has been appointed in accordance with the terms of this Agreement.

               Unpaid Investor Certificate Interest Shortfall: With respect to any Distribution Date, the aggregate amount, if any, of investor Certificate Interest that was accrued in respect of a prior Distribution Date and has not been distributed to Investor Certificateholders.

               Updated Combined Loan-to-Value Ratio: As to any Mortgage Loan with respect to which the Servicer consents to the placement of a senior lien on the related Mortgaged

Property pursuant to Section 3.1(b), the fraction, expressed as a percentage, the numerator of which is the sum of (i) the Credit Limit of such Mortgage Loan immediately following such placement and (ii) the unpaid principal balance of the related first mortgage loan immediately following such placement, and the denominator of which is the appraised value of the related Mortgaged Property based upon the drive-by appraisal or other estimate of value made by or on behalf of the Servicer at the time of and in connection with such consent.

               Weighted Average Net Loan Rate: As to any Accrual Period and the Investor Certificates, the weighted average of the Loan Rates (rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upward) during the Interest Period ending on the Cycle Date occurring in the second preceding Collection Period for the related Distribution Date (adjusted to an effective rate reflecting accrued interest calculated on the basis of the actual number of days in the Accrual Period and a year assumed to consist of 360 days), less the Servicing Fee Rate.

               Section 1.2  Other Definitional Provisions.

               (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

               (c) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in
Section 1.1, and accounting terms partly defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained herein shall control.

               (d) The agreements, representations and warranties of Chevy Chase Bank, F.S.B. and [Name of Seller] in this Agreement in each of their capacities as Servicer and Seller, respectively shall be deemed to be the agreements, representations and warranties of Chevy Chase Bank, F.S.B. and [Name of Seller] solely in the indicated capacity for so long as the Chevy Chase Bank, F.S.B. each act in such capacity under this Agreement.

               (e) The agreements, representations and warranties of [Name of the Trustee] in this Agreement in each of its capacities as Trustee, Paying Agent and Certificate Registrar shall be deemed to be the agreements, representations and warranties of [Name of Trustee] solely in the indicated capacity if and for so long as [Name of Trustee] acts in such capacity under this Agreement.

               (f) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; the word "including" when used in this Agreement is intended to be illustrative and not exclusive; Section, subsection, paragraph, clause and Exhibit references contained in this Agreement are references to Sections, subsections, paragraphs, clauses and Exhibits in or to this Agreement unless otherwise specified; and the definitions of terms set forth herein are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

               Section 1.3  Interest Calculations.

               All calculations of interest on any Certificates shall be made on the basis of the actual number of days in an Accrual Period and a year assumed to consist of 360 days.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

               Section 2.1  Conveyance of Mortgage Loans.

               (a) In consideration of the Trustee's delivery to or upon the order of the Seller of the Investor Certificates and the Seller Certificate in an aggregate principal amount equal to the Cut-Off Date Trust Balances, the Seller does hereby transfer, assign, set over and otherwise convey to [Name of the Custodial Agent], as Custodial Agent (the "Custodial Agent") for the Trustee, in trust for the benefit of the Certificateholders and the Certificate Insurer, without recourse (subject to Sections 2.2 and 2.4), all of the Seller's right, title and interest in and to (i)(A) each Mortgage Loan, including its Cut-Off Date Trust Balance and any Additional Balances and all payments of interest and principal thereon, from whatever source derived, which are received on or with respect to such Mortgage Loan on or after the Cut-Off Date and are allocable to the Trust Balance thereof, (B) and (ii) to the extent of the Trust Balances of the Mortgage Loans and interest accrued thereon, as provided in this Agreement, (A) any Mortgaged Properties converted to ownership through Foreclosure Proceedings or otherwise, (B) any insurance policies related to the Mortgage Loans, and (C) the related Mortgages, Loan Agreements and other Mortgage File documents for the Mortgage Loans; and the proceeds of each of the foregoing. In addition, in consideration of the foregoing, the Seller has obtained the Certificate Insurance Policy, which has been delivered to the Trustee for the benefit of the Investor Certificateholders.

               The Seller hereby grants to the custodial Agent for the benefit of the Trustee for the benefit of the Certificateholders, a security interest in all of the Seller's right, title and interest in and to the (i) mortgage loans identified on the Mortgage Loan Schedule on the Cut-Off Date, (ii) Mortgage Loans added to the Mortgage Loan Schedule from time to time, and (iii) all property which is included in the Trust Fund to secure a loan in the amount equal to all obligations owing on the Certificates and that this Agreement shall constitute a security agreement under applicable law.

               In connection with such assignment, transfer, and conveyance, the Seller shall file, on or prior to the Closing Date, in the appropriate office of any applicable state, county or other relevant jurisdiction, a UCC-1 financing statement executed by the Seller as debtor, naming the Custodial Agent as secured party and identifying as collateral the mortgage loans identified on the Mortgage Loan Schedule and all property constituting the Trust Fund. In connection with such filing, the Seller shall cause to be filed all necessary continuation statements thereof and take or cause to be taken such actions and execute such documents as are necessary to continue the perfection and protect the Certificateholders' interest in such property.

               (b) in connection with the foregoing assignment, transfer and conveyance by the Seller, and except as provided in the immediately following paragraph, the Seller shall deliver to, and deposit with, the Custodial Agent, on or before the Closing Date, the following documents or instruments with respect to each Mortgage Loan:

               (i) the related Loan Agreement and any evidence of indebtedness executed by the related Mortgagor in connection therewith;

               (ii) the related Mortgage with evidence of recording indicated thereon; and

               (iii) if such assignments are not required to be recorded as provided in Section 2.1(d), an assignment to the Custodial Agent of the Mortgage in recordable form.

               If the Seller cannot deliver a Mortgage with evidence of recording thereon concurrently with the execution and delivery of this Agreement, the Seller shall deliver to the Custodial Agent an Officer's Certificate, with a photocopy of such Mortgage attached thereto, stating that such Mortgage has been delivered to the appropriate public recording office for recordation. Promptly upon receipt thereof from the applicable public recording office, the Seller shall deliver to the Custodial Agent either (i) such Mortgage with evidence of recording indicated thereon or (ii) a true copy of such Mortgage issued by such public recording office.

               (c) The Seller hereby confirms to the Trustee and the Custodial Agent that it has caused the portions of the Electronic Ledger relating to the Mortgage Loans to be clearly and unambiguously marked to indicate that such Mortgage Loans (to the extent provided herein) have been transferred and assigned to the Custodial Agent for the benefit of the Trustee and constitute part of the Trust Fund in accordance with the terms of the trust created hereunder.

               (d) The Seller, at its own expense, shall either (i) record the assignment of each mortgage (to the extent of the Custodial Agent's interest therein) in favor of the Custodial Agent (which may be a blanket assignment if permitted by applicable law) in the appropriate real property or other records not later than fifteen (15) days after the Closing Date or (ii) deliver to the Custodial Agent the assignment of each Mortgage (to the extent of the Custodial Agent's interest therein) in favor of the Custodial Agent in recordable form, together with an opinion of Counsel to the effect that recording is not required to perfect a first priority security interest in favor of the Custodial Agent for the benefit of the Trustee in the related Mortgage Loan.

               (e) on or prior to the Closing Date, the Seller shall deliver the Certificate Insurance Policy to the Trustee.

               Section 2.2 Acceptance by Trustee; Reassignment of Mortgage Loans; Substitution of Mortgage Loans.

               (a) The Custodial Agent acknowledges conveyance of the documents referred to in the first paragraph of Section 2.1(b) and to be delivered to it pursuant thereto, and declares that it does hold and shall hold such documents and the other documents constituting a part of the Mortgage Files in trust to the extent received by it, upon the terms herein set forth, for the benefit of the Trustee for the use and benefit of all present and future Certificateholders and the Certificate Insurer.

             (b) During the period commencing on ________, and ending on ________, the Custodian shall review each Mortgage File delivered to it pursuant to Section 2.1(b) to ascertain that all required documents referred to in the first paragraph of Section 2.1(b) have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule; and provided, however, that the Custodian's review of assignments of Mortgages that have been delivered to the applicable recording office for recordation shall be reviewed in accordance with the provisions of the following paragraph. The Custodian may rely on the purported due execution of any such documents and genuineness of any signature thereon. Not later than, the Custodian shall deliver to the Seller, the Servicer and the Certificate Insurer a certificate substantially in the form of Exhibit E. If, as set forth in such certificate, the Custodian determines that any document constituting a part of a Mortgage File (i) does not bear manual signatures, (ii) has not been received or (iii) is unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, the Seller shall correct or cure any such specified defect on or before ________________ . Within fifteen (15) days following the substitution of any Eligible Substitute Mortgage Loan, (i) the Custodian shall review the Mortgage File for such Eligible Substitute Mortgage Loan for the purpose and to the extent set forth above in this paragraph, and (ii) shall deliver to the Seller, the Servicer and the Certificate Insurer a certificate substantially in the form of Exhibit E specifying any defect with respect to such Mortgage File, as described above. The Seller shall have a period of fifteen (15) days after receipt from the Custodian of such certificate to correct or cure such defect. The Trustee shall be under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face or
(ii) to determine whether any Mortgage File should include any of the documents specified in Section 2.1(b).

             Each original recorded assignment of mortgage referred to in
Section 2.1(d) shall be delivered to the Custodian within ten (10) days following the date on which it is returned to the Seller by the office with which such assignment was filed for recording. Within ten (10) days following receipt by the Custodian of a recorded assignment, the Trustee shall review such assignment to confirm evidence of the recording thereof of the Custodial Agent's interest. Within ten (10) days after the end of each month, the Custodian shall deliver to the Seller, the Servicer and the Certificate Insurer a notice, substantially in the form of Exhibit F, with respect to any defects relating to the recording of such assignments based upon the Custodial Agent's review. The Seller shall have a period of thirty (30) days following receipt of such notice to correct or cure any such defects.

             Neither the Trustee nor the Custodian shall have any responsibility for reviewing any Mortgage File except as expressly provided in this Section 2.2(b). Without limiting the effect of the preceding sentence, in reviewing any Mortgage File, neither the Trustee nor the Custodian shall have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form (except to determine if the Custodian is the assignee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction or whether a blanket assignment is permitted in any applicable jurisdiction, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be, and, where applicable, that it purports to be recorded.

             (c) If the time to correct or cure any defect of which the Custodial Agent has notified the Seller following the Custodial Agent's review of the mortgage Files pursuant to Section 2.2(b) has expired without any correction or cure, the Seller shall, on the Business Day immediately preceding the Distribution Date in the month following the Collection Period in which the time to correct or cure such defect expired, remove the related Mortgage Loan (including any property acquired in respect thereof and any insurance policy or insurance Proceeds with respect thereto) from the Trust either (i) in exchange for depositing in the Trust the Reassignment Deposit Amount, which amount shall be deposited into the Certificate Account pursuant to Section 3.2 on such immediately preceding Business Day, or (ii) by substituting in its place an Eligible Substitute Mortgage Loan or Loans. Promptly upon receipt by the Trustee of, (i) in the case of a payment in respect of the removed Mortgage Loan, written notification signed by a Servicing Officer to the effect that the Reassignment Deposit Amount for any such Mortgage Loan has been so deposited into the Certificate Account or (ii) in the case of a substitution, the Mortgage File for each related Eligible Substitute Mortgage Loan and written notification signed by a Servicing Officer to the effect that such Mortgage Loan complies with the definition of Eligible Substitute Mortgage Loan and that the Substitution Adjustment Amount, if any, has been deposited into the Certificate Account as provided in Section 2.2(d), the Custodial Agent shall release to the Seller the Mortgage File for the removed Mortgage Loan and shall execute and deliver to the Seller an assignment substantially in the form of Exhibit 8, without recourse, in order to vest in the Seller legal and beneficial ownership of such removed Mortgage Loan (including any property acquired in respect thereof and any insurance policy or Insurance Proceeds with respect thereto). The form of assignment attached as Exhibit G may be modified from time to time to the extent required by applicable law, as evidenced by an Opinion of Counsel delivered to the Custodial Agent. The obligation of the Seller to remove (to the extent permitted herein) any Mortgage Loan and either deposit the Reassignment Deposit Amount or substitute an Eligible Substitute Mortgage Loan shall constitute the sole remedy with respect to such defect available to Certificateholders, the Custodian, the Trustee (for itself or on behalf of Certificateholders) or the Certificate Insurer against the Seller.

             The documents or instruments identified in such Officer's Certificate shall be considered to be part of the Mortgage Files for all purposes of this Agreement and shall be subject to the provisions of Section 2.1(f). The Mortgage Loan Schedule shall be amended to reflect all additions, substitutions or deletions of Mortgage Loans provided for in this Section.

             (d) The Substitution Adjustment Amount for any Collection Period shall be deposited into the Certificate Account on the Business Day immediately preceding the Distribution Date occurring in the month following such Collection Period. All amounts received in respect of the Eligible Substitute Mortgage Loan or Loans during the Collection Period in which the circumstances giving rise to the relevant substitution occur shall not be a part of the Trust Fund and shall not be deposited by the Servicer into the Certificate Account. All amounts received by the Servicer during the Collection Period in which the circumstances giving rise to such substitution occur in respect of any Mortgage Loan so removed from the Trust Fund shall be deposited by the Servicer into the Certificate Account. The Servicer shall amend the Mortgage Loan Schedule to reflect the removal of such Mortgage Loan from the terms of this Agreement and the substitution of the Eligible Substitute Mortgage Loan or Loans therefor. Upon such substitution, the Eligible Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have entered into or made with respect to such Eligible Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Section 2.4. The procedures applied by the Seller in selecting each Eligible Substitute Mortgage Loan shall not be adverse to the interests of the Trustee, the Certificate Insurer and the Certificateholders and shall be comparable to the selection procedures applicable to the Mortgage Loans conveyed hereunder as of the date of this Agreement.

             The provisions of this Section 3.2(d) shall also apply to any substitution of Eligible substitute Mortgage Loan or Loans by the Seller pursuant to Section 2.4(b) and by the Servicer pursuant to Section 3.1.

             The Mortgage Loan Schedule shall be amended to reflect all additions, substitutions or deletions of Mortgage Loans provided for in this Section.

             Section 2.3 Representations and Warranties Regarding the Seller and
                         the Servicer.

             Each of the Seller and the Servicer represents and warrants to each other, the Trustee, the Certificate Insurer and the Certificateholders as of the date of this Agreement and as of the Closing Date that:

             (i) Each of the Seller and the Servicer is validly existing and in good standing under the laws of the jurisdiction where it was organized and has the corporate power and authority to own its assets and to transact the business in which it is currently engaged.

             (ii) Each of the Seller and the Servicer has the corporate power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of each of the Seller and the Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' or obligees' rights generally or the rights of creditors or obliges of federally chartered savings banks, the deposits of which are insured by the SAIF, and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

             (iii) Each of the Seller and the Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for any such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be, prior to the Closing Date.

             (iv) The execution, delivery and performance of this Agreement by each of the Seller and the Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to each of the Seller and the Servicer or any provision of the charter or bylaws of each of the Seller and the Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which each of the Seller and the Servicer is a party or by which each of the Seller and the Servicer may be bound.

             (v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of each of the Seller and the Servicer threatened, against each of the Seller and the Servicer or any of its properties or with respect to this Agreement or the Certificates which could have a material adverse effect on the transactions contemplated by this Agreement.

             (vi) The Servicer has fully complied, and will continue to maintain full compliance, with the provisions of Section 13(e) of the Federal Deposit Insurance Act, as amended (12 U.S.C.(S) 1823(e)).

Upon discovery by the Seller, the Servicer or the Trustee of a breach of any of the representations and warranties in this Section 2.3 which materially and adversely affects the interests of the Certificateholders, such party shall give prompt written notice of such breach to the other parties. Within sixty (60) days after its discovery or receipt of notice of any such breach, or, with the prior written consent of a Responsible Officer of the Trustee, within such longer period specified in such consent, the Seller or the Servicer, as applicable, shall cure such breach in all material respects.

             Section 2.4 Representations and Warranties of the Seller Regarding the Mortgage Loans; Removal and Substitution Obligations.

             (a) The Seller represents and warrants to the Trustee, the Certificate Insurer, and the Certificateholders as of the date of this Agreement and as of the Closing Date (unless otherwise specified) that:

             (i) The information set forth on the Mortgage Loan Schedule was true and correct in all material respects at the date or dates as of which such information was furnished.

             (ii) As of the Closing Date, each Mortgage is a valid lien on the related Mortgage Property, subject only to (a) the lien of current real property taxes and assessments, (b) the lien of the related first mortgage loan, if any, which first mortgage loan does not contain a future advance provision, (c) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the related Mortgaged Property is located or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan obtained by the Seller and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security interest intended to be provided by such Mortgage.

             (iii) Immediately prior to the transfer and assignment by the Seller to the Custodial Agent for the benefit of the Trustee referred to in Section 2.1(a), the Seller had good title to each Mortgage Loan, subject to no prior lien, mortgage, security interest, pledge, charge or other encumbrance.

             (iv) As of the Closing Date, the transfer to the Trust of the Mortgage Loans constitutes either a valid sale of all right, title and interest of the Seller in the Mortgage Loans (to the extent provided herein), including the Cut-Off Date Pool Balance, to the Custodial Agent for the benefit of the Trustee or the grant of a first priority perfected security interest therein (to the extent provided herein) to the Custodial Agent for the benefit of the Trustee.

             (v) As of the Cut-Off Date, no Minimum Monthly Payment on or in respect of any Mortgage Loan is thirty (30) or more days past due on a contractual basis.

             (vi) As of the Closing Date, no Mortgaged Property is subject to any mechanics' lien or claim for work, labor or material which is or may be a lien prior to, or equal or coordinate with, the lien of the related Mortgage, except those liens which are fully insured against by the title insurance policy referred to in clause (xv) below.

             (vii) As of the Closing Date, there is no lien for any delinquent recording fee, tax or assessment against any Mortgaged Property.

             (viii) As of the Closing Date, no Loan Agreement or Mortgage is subject to any valid offset, defense or counterclaim.

             (ix) As of the Closing Date, each Mortgaged Property is free of material damage and is in good repair.

             (x) The Loan Agreement Amendment was in effect with respect to each Mortgage Loan on or prior to the Cut-Off Date.

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

             (xi) The Cut-Off Date Trust Balance for each Mortgage Loan was not less than $____ or greater than $_____.

             (xii) As of the Cut-Off Date, no Mortgage Loan had a stated maturity date later than 240 months after the Cut-Off Date.

             (xiii) The minimum variable Loan Rate for each Mortgage Loan, excluding any introductory Loan Rate, is the applicable base rate plus _____%.

             (xiv) At the time it was made, each Mortgage Loan complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws, and the consummation of the transactions herein contemplated, including, without limitation, the receipt of interest by Certificateholders, will not violate such laws in any material respect.

             (xv) A lender's title insurance policy or binder, or other assurance of title customary in the relevant jurisdiction therefor (including, without limitation, a title report), was issued on the date of the origination of each Mortgage Loan and is valid and remains in full force and effect with respect to each such Mortgage Loan.

             (xvi) As of the Closing Date, the Seller has not received a notice of default of any senior mortgage loan related to a Mortgaged Property which has not been cured by a party other than the Seller.

             (xvii) Each Loan Agreement and each Mortgage is in substantially the form previously provided to the Trustee by the Seller (in the case of the Loan Agreement, as amended by the related Loan Agreement Amendment) and is an enforceable obligation of the related Mortgagor, except as enforceability may be limited by (a) bankruptcy, insolvency or other similar laws now or hereafter in effect relating to the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and, to the best knowledge of the Seller, there is no offset, defense, claim or counterclaim to any obligation under such Loan Agreement, as so amended, or under the Mortgage, including the obligation of the Mortgagors to pay principal and interest in accordance with the terms of such Loan Agreement, as so amended.

             (xviii) The definition of Base Rate in each Loan Agreement relating to a Mortgage Loan in similar to the definition of such term in the form of loan agreement previously provided to the Trustee and referred to in clause (xvii) above.

             (xix) As of the Cut-Off Date, the Combined Loan-to-Value Ratio for each Mortgage Loan was not in excess of 100% (rounded to the nearest whole percent).

             (xx) As of the Cut-Off Date, the weighted average Combined Loan-to-Value Ratio of the Mortgage Loans was ____% (rounded to the nearest whole percent).

             (xxi) As of the Cut-Off Date, not more than ____% of the Mortgage Loans by principal balance was secured by Mortgaged Properties located in one United States zip code.

             (xxii) No selection procedure reasonably believed by the Seller to be adverse to the interests of the Certificateholders or the Certificate Insurer was utilized in selecting the Mortgage Loans.

             (xxiii) The Mortgage File for each Mortgage Loan contains all required documents referred to in the first paragraph of
                     Section 2.1(b), and such documents bear manual signatures and relate to such Mortgage Loan.

             (xxiv) As of the Cut-Off Date, no Loan Agreement relating to any Mortgage Loan provided for scheduled principal payments prior to the maturity of such Mortgage Loan.

             (b) The representations and warranties set forth in Section 2.4(a) shall survive the delivery of the Mortgage Files to the Custodial Agent. Upon discovery by the Seller, the Servicer, the Certificate Insurer or the Trustee of a breach of any of the foregoing representations and warranties with respect to any Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give written notice thereof to the other parties with five (5) days after such discovery. Within thirty (30) days after its discovery or its receipt of notice of any such breach, the Seller shall use all reasonable efforts to cure such breach in all material respects. Unless at the expiration of such 30-day period, such breach has been cured in all material respects or otherwise does not exist or continue to exist, the Seller shall, not later than the Business Day immediately preceding the Distribution Date in the month following the related Collection Period in which any such cure period expired, remove such Defective Mortgage Loan (including any property acquired in respect thereof and any insurance policy or Insurance proceeds with respect thereto) in exchange for either (i) deposit of the Reassignment Deposit Amount or (ii) substitution in its place of an Eligible Substitute Mortgage Loan or Loans, in either case in the same manner and subject to the same conditions as set forth in Section 2.2(c). In conjunction with any removal pursuant to the foregoing, the Seller shall be entitled to receive an assignment of the removed Mortgage Loan and a release of the related Mortgage File from the Trustee to the extent set forth in Section 2.2(c). The obligation of the Seller to remove any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against the Seller with respect to such breach available to Certificateholders, the Trustee on behalf of Certificateholders, or the Certificate Insurer.

             A breach of the representation and warranty set forth in clause (xxiii) of Section 2.4(a) with respect to any Mortgage Loan shall be deemed to affect materially and adversely the interests of the Certificateholders and the Certificate Insurer in such Mortgage Loan. Notwithstanding the first paragraph of this Section 2.4(b) the provisions of Section 2.2(b) shall control with respect to notice and cure periods applicable to the correction of any defective Mortgage Files and the obligations of the Seller with respect thereto.

          The Mortgage Loan Schedule shall be amended to reflect all additions, substitutions or deletions of Mortgage Loans provided for in this Section.

          Section 2.5   Official Record.

          The Seller and the Servicer agree that, so long as the Certificates remain outstanding, this Agreement shall remain outstanding as an official record of the Servicer within the meaning of Section 13(e) of the Federal Deposit Insurance Act, as amended (12 U.S.C. (S) 1823(e)).

          Section 2.6   Retransfers of Mortgage Loans at Election of Seller.

          Subject to the conditions set forth below, the Seller may, but shall not be obligated to, require the retransfer of Mortgage Loans and the related property from the Trust to the Seller as of the last Business Day of any Collection Period (the "Retransfer Date"). On the _____ day of the Month or if that day is not a Business Day the next preceding Business Day (the "Retransfer Notice Date"), the Seller shall give the Trustee a notice of the proposed retransfer that contains a list of the Mortgage Loans and the related property to be retransferred. Such retransfers of Mortgage Loans and the related property shall be permitted upon satisfaction of the following conditions:

          (i)    the Removal Condition is satisfied;

          (ii) On or before the Retransfer Date the Servicer shall have delivered to the Trustee a revised Mortgage Loan Schedule, reflecting the proposed retransfer;

          (iii) The Seller shall represent and warrant that no selection procedures reasonably believed by the Seller to be adverse to the interests of the Investor Certificateholders or the Certificate Insurer were utilized in selecting the Mortgage Loans to be removed from the Trust;

          (iv) Each Rating Agency shall have received on or prior to the Retransfer Notice Date notice of such proposed retransfer of Mortgage Loans and, prior to the Retransfer Date, shall not have notified the Seller in writing that such retransfer of Mortgage Loans would not result in a reduction or withdrawal of its then current rating of the Investor Certificates without taking into account the Certificate Insurance Policy;

          (v) The Seller shall have delivered to the Trustee and the Certificate Insurer an Officer's Certificate certifying that the items set forth in subparagraphs (i) through (iv), inclusive, have been performed or are true and correct, as the case may be. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

          The "Removal Condition" is satisfied if, on the Retransfer Date, after giving effect to such removal the sum of the Seller Principal Balance and the Overcollateralization Amount is not less than the greater of (a) _____% of the Pool Balance on such date and (b) _____% of the Pool Balance on the Cut-Off Date (the "Overall Minimum Amount"); provided, however, that (i) no removal may occur if such removal would reduce the Overcollateralization Amount below the Required Overcollateralization Amount and (ii) in addition to the foregoing, during the Rapid Amortization Period, no removal shall occur unless, (A) no Rapid Amortization Event has occurred, (B) immediately prior to such removal, the Pool Balance is at least equal to the sum of (x) the outstanding Investor Certificate Principal Balance and (y) the Overall Minimum Amount and (C) no other removal has occurred during the calendar year.

          Upon receiving the requisite information from the Seller, the Servicer shall perform in a timely manner those acts required of it as specified above and shall indicate on the Electronic Ledger that the Mortgage Loans retransferred to the Seller are no longer in the Trust. Upon satisfaction of the above conditions to the extent provided in Section 2.2(c), on the Retransfer Date the Custodial Agent shall deliver to the Seller the Mortgage File for each Mortgage Loan being retransferred and the Custodial Agent shall execute and deliver to the Seller such other documents prepared by the Seller as shall be reasonably necessary to retransfer such Mortgage Loan and related property to the Seller. Any such retransfer of the Trust's right, title and interest in and to Mortgage Loans shall be without recourse, representation or warranty by or of the Trust to the Seller.

          The Mortgage Loan Schedule shall be amended to reflect all additions, substitutions or deletions of Mortgage Loans provided for in this Section.

          Section 2.7   Tax Treatment.

          It is the intention of the Seller and the Investor Certificateholders (and Certificate Owners) that the Investor Certificates will be indebtedness of the Seller for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Seller, the Trustee and each Investor Certificateholder (and Certificate Owner) by acceptance of its Investor Certificate (or, in the case of a Certificate Owner, by virtue of such Certificate Owner's acquisition of a beneficial interest therein) and the Certificate Insurer agrees to treat the Investor Certificates (or beneficial interest therein), for purposes of federal, state and local income, as indebtedness of the Seller secured by the Mortgage Loans and to report the transactions contemplated by this Agreement on all applicable tax returns in a manner consistent with such treatment. Each Certificateholder agrees that it will cause any Certificate owner acquiring an interest in an Investor Certificate through it to comply with this Agreement as to treatment as indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. Furthermore, the Trustee shall treat the Trust as a security device only, and shall not file tax returns or obtain an employer identification number on behalf of the Trust.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

          Section 3.1   The Servicer and the Seller.

          (a) The Servicer shall service and administer the Mortgage Loans in accordance with its customary procedures consistent with general industry practice. The Servicer shall have full power and authority, acting alone or through one or more subservicers, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Any amounts received by a subservicer in respect of a Mortgage Loan shall be deemed to have been received by the Servicer whether or not actually received by it. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered by the Trustee, to execute and deliver, on behalf of itself, the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

          The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Trustee and Custodial Agent under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

          (b) The Servicer shall not consent to the placement of a lien an the Mortgaged Property senior to that of the related Mortgage unless (i) such action is consistent with reasonable commercial practice and (ii) such consent is given in any one of the following three situations:

                 (A) such Mortgage was in a first lien position as of the date the related Mortgage Loan was conveyed to the Trust and is in a first lien position immediately prior to the placement of such senior lien and the Updated Combined Loan-to-Value Ratio of such Mortgage Loan is not greater than the Combined Loan-to-Value Ratio of such Mortgage Loan as of the date such Mortgage Loan was conveyed to the Trust's;

                 (B) such Mortgage succeeded to a first lien position after the related Mortgage Loan was conveyed to the Trust and, immediately following the placement of such senior lien, such Mortgage is in a second lien position and either (i) the outstanding principal amount of the mortgage loan secured by such senior lien is no greater than the outstanding principal amount of the first mortgage loan secured by the Mortgaged Property as of the date the related Mortgage Loan was conveyed to the Trust or (ii) the Updated Combined Loan-to-Value Ratio of such Mortgage Loan is not greater than the Combined Loan-to-

          Value Ratio of such Mortgage Loan as of the date such Mortgage Loan was conveyed to the Trust; or

                 (C) such senior lien secures a mortgage loan that refinances an existing first mortgage loan and either (i) the outstanding principal amount of the replacement first mortgage loan immediately following such refinancing is not greater than the outstanding principal amount of such existing first mortgage loan at the date of such refinancing or (ii) the Updated Combined Loan-to-Value Ratio of the applicable Mortgage Loan is not greater than the Combined Loan-to-Value Ratio of such Mortgage Loan as of the date such Mortgage Loan was conveyed to the Trust.

          (c) In connection with the servicing and administration of the Mortgage Loans, the Servicer, at the request of a Mortgagor, may increase the Credit Limit of a Mortgage Loan specified in the related Loan Agreement by modifying the Loan Agreement to provide for such additional amount. However, in the event that (i) a new loan agreement rather than a modification of such Loan Agreement is proposed to be entered into in connection with such increase or
(ii) ouch Loan Agreement is proposed to be modified to provide for an increased Credit Limit and the Combined Loan-to-Value Ratio of such Mortgage Loan following such increase and as a result thereof exceeds ____% (rounded to the nearest whole percent), the Servicer, not later than the Business Day immediately preceding the Distribution Date next following the related Collection Period, shall either purchase the applicable Mortgage Loan or substitute an Eligible Substitute Mortgage Loan or Loans for such Mortgage Loan.

          The Mortgage Loan Schedule shall be amended to reflect all additions, substitutions or deletions of Mortgage Loans provided for in this Section.

          (d) The Servicer may agree to changes in the terms of a Mortgage Loan, provided, however, that such changes (i) do not adversely affect the interests of Certificatebolders or the Certificate Insurer and (ii) are consistent with prudent business practice; provided, further, that the Servicer may agree to any changes in the terms of the Mortgage Loans if the Servicer, not later than the Business Day immediately preceding the Distribution Date next following the related Collection Period shall either remove the applicable Mortgage Loan or substitute an Eligible Mortgage Loan or Loans for such Mortgage Loan.

          (e) Any purchase of, or substitution of an Eligible Substitute Mortgage Loan or Loans for, a Defective Mortgage Loan by the Seller pursuant to
Section 3.1 shall be effected in the same manner and subject to the same conditions as set forth in Section 2.2(c). Upon completing any such purchase or substitution, the Seller shall receive an assignment of such Defective Mortgage Loan and a release of the related Mortgage File from the Trustee to the extent set forth in Section 2.2(c).

          (f) The Seller may reduce the Margin of any Mortgage Loan up to ____%. Except, as otherwise required by any requirement of law applicable to the Seller, the Seller shall not reduce the margin of any Mortgage Loan by more than 0.25% per annum unless (a) the Seller has received an opinion of counsel that such reduction in the Margin will not materially adversely affect the characterization of the Investor Certificates as debt for Federal income tax purposes and (b) the Seller has received confirmation from each Rating Agency then rating the Investor Certificates that such reduction will not cause a reduction or withdrawal of the rating of the Certificate Insurer or the Investor Certificates or (c) the Servicer, not later than the Business Day immediately preceding the Distribution Date next following the related Collection Period shall either remove the applicable Mortgage Loan or substitute an Eligible Substitute Mortgage Loan or Loans for such Mortgage Loan.

          (g) The Seller may extend the maturity date on (i) any Mortgage Loan which is then currently in default under the terms of the related Loan Agreement, (ii) any Mortgage Loan; provided that the Seller may only grant the extensions described in this clause (ii) in any one calendar year on Mortgage Loans with aggregate Trust Balances of up to ____% of the Pool Balance as of the beginning of such calendar year, (iii) any Mortgage Loan in respect of which the Seller has delivered a certificate to the Trustee certifying that such extension will not materially adversely affect the interests of the Investor Certificateholders and (iv) any Mortgage Loan for which the Servicer has not later than the Business Day next following the related Collection Period shall have either removed the applicable Mortgage Loan or substitute an Eligible Substitute Mortgage Loan or Loans for such Mortgage Loan; provided, however, that no extension on a Mortgage Loan described in clauses (i), (ii) and (iii) shall be beyond (h) Sections 3.1(f) and 3.1(g) shall be exclusive of and not subject to Section 3.1(d).

          Section 3.2   Collection of Certain Mortgage Loan Payments.

          (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to mortgage loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with, and without limiting the generality of, the foregoing, the Servicer, in its discretion, may (i) waive any late payment charge or any assumption fees or other fees which may be collected in the ordinary course of the servicing of the Mortgage Loans and (ii) arrange with a Mortgagor a schedule for the payment of interest due and unpaid for a period of not more than ninety (90) days after the date of the initial uncured delinquency thereon.

          (b) On or before the Closing Date, the Trustee shall have established, and shall thereafter maintain, a separate trust account in the name of the Trustee for the benefit of the Certificateholders (the "Certificate Account"). If such an account maintained with the Trustee would be an Eligible Account, the Certificate Account shall be maintained with the Trustee.

          (c) on the Closing Date, the Servicer shall, subject to Section 3.2(d), deposit into the Certificate Account any amounts representing payments on, and any collections in respect of, the Mortgage Loans allocable to the Investor Certificateholders received on or after the Cut-Off Date and through the second Business Day before the Closing Date. Thereafter, the Servicer shall, subject to Section 3.2(d), deposit into the Certificate Account on a daily basis within two (2) Business Days following receipt thereof but in any case prior to the immediately succeeding Distribution Date relating to such deposit the following payments and collections allocable to the Trust received or made by it:

          (i)    Daily Investor Interest Collections; and

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

          (ii) Daily Investor Principal Collections, and subject to Section 3.2(e).

The foregoing requirements with respect to deposits to the Certificate Account are exclusive. Without limiting the generality of the preceding sentence, the Servicer shall not be required to deposit into the Certificate Account (a) amounts representing fees (including, without limitation, annual fees and any assumption fees payable pursuant to Section 3.5) or late charge penalties or other charges payable by Mortgagors, (b) amounts received by the Servicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items or (c) any payments or proceeds (including, without limitation, insurance Proceeds and Liquidation Proceeds) of any Mortgage Loans removed by the Seller or purchased by the Servicer which are received after the effective date of such removal or (d) amounts in respect of the Reassignment Deposit Amounts or Substitution Adjustment Amount that are not included in Daily Investor Interest Collections or Daily Investor Principal Collections.

          The Trustee shall deposit into the Certificate Account the Certificate Insurance Draw Amounts received pursuant to Section 4.2.

          (d) The Trustee shall hold amounts deposited into the Certificate Account as trustee for the Certificateholders and the Certificate Insurer to the extent of receipts in respect of the Mortgage Loans to be included in Available Funds and as custodian for the Seller to the extent of receipts, if any, in excess thereof.

          At the direction of the Servicer signed by a Servicing Officer, the Trustee shall invest any funds in the Certificate Account in Permitted Investments specified in such direction (including obligations of the Trustee or any of its affiliates, if such obligations otherwise qualify as Permitted Investments). Such direction shall be in writing, shall designate specific investments and shall certify that the specified investments constitute Permitted Investments and mature at the time required hereby. Each investment shall mature not later than the Business Day immediately preceding the Distribution Date next following the date of such investment (unless the obligor in respect of such investment is the Trustee and the Trustee is acting as the Paying Agent, in which case such investment may mature on such Distribution
Date) and shall not be sold or disposed of prior to its maturity. All net income and gain realized from any such investment of funds constituting Available Funds shall be distributed to Certificateholders or the Certificate Insurer pursuant to Section 5.1(a). The Trustee shall not be liable for any loss incurred in connection with any such investment except with respect to any investment issued or guaranteed by the Trustee in its individual capacity.

          (e) With respect of the amounts required to be deposited into the Certificate Account pursuant item (ii) of Section 3.2(c), on any day during the Managed Amortization Period where the amount on deposit in the Certificate Account for the related Collection Period is greater than __% of the Investor Certificate Principal Balance as of the immediately prior Distribution Date, the Servicer shall be required to deposit into the Certificate Account an amount, but not less than zero, equal to (X) the aggregate amount of Principal Collections for the Collection Period through such date minus the aggregate amount of Draws for such Collection Period through such date minus (Y) ___% of the Investor Certificate Principal Balance as of the immediately prior Distribution Date.

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

          (f) Any amounts received pursuant to Sections 2.2(c), 2.4(b) and 3.1, in respect of a Reassignment Deposit Amount or a Substitution Adjustment Amount shall be deemed to be received by the Trustee and the Servicer on the last day of prior calendar month.

          Section 3.3   Permitted Withdrawals from the Certificate Account.

          (a) The Trustee may, from time to time, make withdrawals from the Certificate Account subject to the conditions and for the purposes set forth in this Agreement, including the following:

          (i)    to make distributions and payments as provided in Section 5.1;

          (ii) to indemnify the Servicer to the extent required or permitted pursuant to Section 7.3(b) or 7.3(c);

          (iii) to pay the Seller or the Servicer, as applicable, amounts received in respect of Defective Mortgage Loans during the Collection Period occurring in the month in which such Defective Mortgage Loans were purchased or replaced or which were otherwise reflected in the calculation of the related Purchase Price or any Substitution Adjustment Amount; and

          (iv) to clear and terminate the Certificate Account in accordance with Section 10.1.

          (b)    To the extent that the amounts described in item (ii) of
Section 3.2(c) on deposit in the Certificate Account on the day that is the second Business Day after the last day of a Collection Period, excluding any amounts to be withdrawn pursuant to Section 3.3(a) allocable to such amounts, is in excess of the Scheduled Principal Collections Distribution Amount plus any Basis Risk Payment, such excess shall be withdrawn from the Certificate Account on such day by the Trustee and paid over to the Seller. To the extent a Basis Risk Payment on any Distribution Date in required by the terms of this Agreement and the amounts on deposit in the Certificate Account are insufficient to pay the Scheduled Principal Collections Distribution Amount plus such Basis Risk Payment, the Seller will deposit the difference into the Certificate Account.

          (c) Any provision herein to the contrary notwithstanding, if the Servicer or the Seller deposits into the Certificate Account any amount not required to be deposited therein pursuant to Section 3.2(c), the Servicer may at any time instruct the Trustee to withdraw such amount from the Certificate Account and to pay such amount to the Servicer. The Servicer shall deliver an Officer's Certificate to the Trustee which states that it is submitted pursuant to this Section 3.3(c) and specifies any amounts deposited in error. If the facts set forth on the face of such Officer's Certificate indicate that amounts deposited were not required to be deposited into the Certificate Account pursuant to Section 3.2(c), the Trustee shall withdraw such amount and pay over such amount to the Servicer. To the extent that any amounts withdrawn are payable to the Seller, the Servicer shall receive such amounts as custodian for the Seller.

          (d) Any provision herein to the contrary notwithstanding, the Servicer may debit against any amount required to be deposited into the Certificate Account any amount

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

previously deposited into the Certificate Account in respect of payments by Mortgagors made by checks subsequently returned for insufficient funds or, other reason for non-payment.

          Section 3.4 Maintenance of Hazard Insurance; property Protection Expenses.

          The Servicer, in accordance with its customary servicing procedures, shall cause to be maintained for each Mortgage Loan hazard insurance naming the Servicer as loss payee thereunder providing extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan from time to time or (ii) the sum of the Loan Balance of such Mortgage Loan and the principal balance of any mortgage loan senior to such Mortgage Loan from time to time. The Servicer shall also maintain, on property acquired in Foreclosure Proceedings, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the sum of the Loan Balance of such Mortgage Loan and the principal balance of any mortgage loan senior to such Mortgage Loan at the time of such Foreclosure Proceedings, plus accrued interest and the good-faith estimate of the Servicer of related Liquidation Expenses to be incurred in connection therewith. Amounts collected by the Servicer under any such policies shall be deposited as Liquidation Proceeds or Insurance Proceeds into the Certificate Account to the extent provided in Section 3.2(c). In cases in which any Mortgaged Property is located in a federally designated special flood hazard area, the hazard insurance to be maintained for the related Mortgage Loan, or on property acquired in Foreclosure Proceedings, shall include flood insurance. All such flood insurance shall be in an amount equal to the lesser of (i) the maximum amount available under standard flood insurance in such designated flood area and (ii) the sum of the Loan Balance of the applicable Mortgage Loan and the principal balance of any mortgage loan senior to such Mortgage Loan from time to time. The Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

          If the Servicer shall obtain and maintain a blanket policy issued by an insurer acceptable to the Rating Agencies insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.4. Any such blanket policy may contain a deductible clause. In the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.4, and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit into the Certificate Account to the extent provided for in Section 3.2(c) the Trust proportion (computed on the basis of the ratio of the Trust Balance to the Loan Balance at the time of deposit) of the amount not otherwise payable under the blanket policy because of such deductible clause.

          Section 3.5   Assumption and Modification Agreements.

          In any case in which a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall exercise its right to accelerate the maturity of the Mortgage

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

Loan secured thereby unless it is prohibited from doing so by applicable law. If the Servicer is prevented from enforcing such right by applicable law, the Servicer (so long as such action conforms with the Servicer's underwriting standards at the time for new originations) is authorized to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Loan Agreement and, to the extent permitted by applicable law, the Mortgagor remains liable thereon. No change in the terms of the related Loan Agreement may be made by the Servicer in connection with any such assumption or modification to the extent that such change would not be permitted to be made in respect of the original Loan Agreement pursuant to
Section 3.1. The Servicer shall notify the Trustee that any assumption and modification agreement has been completed by delivering to the Trustee (i) an Officer's Certificate certifying that such agreement is in compliance with this
Section 3.5 and (ii) a manually executed copy of such assumption and modification agreement. Any such assumption and modification agreement shall, for all purposes, be considered a part of the related Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into any such agreement shall be retained by the Servicer as additional servicing compensation.

          Section 3.6   Realization Upon Defaulted Mortgage Loans.

          The Servicer shall use its beet efforts to foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default when, in the opinion of the Servicer based upon the practices and procedures referred to in the following sentence, no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow such practices (including, in the case of any default on a related senior Mortgage Loan, the advancing of funds to correct such default or to pay in full such senior mortgage loan) and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general junior mortgage servicing activities. Notwithstanding the foregoing, the Servicer shall not be required to foreclose upon or otherwise take any action with respect to any defaulted Mortgage Loan which would result in the Trust's acquisition of title to the related Mortgaged Property if, in the reasonable judgment of the Servicer, such Mortgaged Property is subject to toxic waste or other environmental hazards that could subject the owner of such Mortgaged Property to liability under applicable law in excess of the reasonable liquidation value of such Mortgaged Property. The foregoing is subject to the proviso that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the correction of any default on a related senior mortgage loan or restoration of any Mortgaged Property unless it shall determine, in its discretion, that such foreclosure, correction or restoration will increase Net Liquidation Proceeds.

          In the event that title to any Mortgaged Property securing a Mortgage Loan is acquired in Foreclosure Proceedings, the deed or certificate of sale shall be issued to the Custodian, on behalf of Certificateholders to the extent of their interest therein.

          Liquidation Expenses incurred by the Servicer in connection with a defaulted Mortgage Loan shall be recoverable by the Servicer solely out of Liquidation Proceeds received in respect of the same defaulted Mortgage Loan, and shall be recovered at the time that such

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

defaulted Mortgage Loan becomes a Liquidated Mortgage Loan. The Servicer's failure to claim reimbursement for Liquidation Expenses out of Liquidation Proceeds received in respect of the related Liquidated Mortgage Loan for any one or more collection Periods shall not in any way be deemed a waiver of its right in the future to seek reimbursement for such Liquidation Expenses or additional Liquidation Expenses out of Liquidation Proceeds received in respect to the related Mortgage Loan for subsequent Collection Periods.

          Section 3.7   Trustee to Cooperate.

          Upon the payment in full of the Trust Balance of any Mortgage Loan or the distribution of all investor Liquidation Proceeds with respect to any Mortgage Loan, the Servicer shall promptly so notify the Trustee or the Custodial Agent by a certification, substantially in the form of Exhibit H, of a Servicing Officer. Such certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited into the Certificate Account pursuant to Section 3.2(c) have been so deposited. Upon any such payment or distribution, (i) the Servicer is authorized to execute, pursuant to the authorization contained in Section 3.1(a), if the Loan Balance of such Mortgage Loan equals zero, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Servicer if required by applicable law and delivered to the Person entitled thereto, and (ii) the Custodial Agent shall release the related Mortgage File to the Seller. No expenses incurred in connection with such instrument of satisfaction or assignment shall be reimbursed from amounts at the time on deposit in the Certificate Account. No certificate or expense incurred pursuant to this Section 3.7 shall be at the expense of the Trustee.

          From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Custodial Agent or the Trustee shall, upon request and at the expense of the Servicer and upon delivery to the Custodial Agent or the Trustee of a trust receipt substantially in the form of Exhibit I signed by a Servicing Officer, release the related Mortgage File to the Servicer solely for the purposes specified in the Servicer's request, and the Custodial Agent shall execute such documents prepared by and at the expense of the Servicer as shall be necessary to the prosecution of any such proceedings or the taking of other servicing actions by the Servicer. Such trust receipt shall obligate the Servicer to return the Mortgage File to the Custodial Agent or the Trustee when the need therefor by the Servicer no longer exists, unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified stating that the investor Liquidation Proceeds with respect to such Mortgage Loan have been deposited into the Certificate Account pursuant to section 3.2(c), the trust receipt shall be released by the Custodial Agent to the Servicer.

          In order to facilitate the foreclosure of the Mortgage securing any Mortgage Loan that is in default, the Trustee shall, if so requested in writing by the Servicer, assign such Mortgage Loan without recourse for the purpose of collection to the Servicer or its designee. Any such assignment shall be prepared by the Servicer and shall unambiguously indicate that the assignment is for the purpose of collection only. Upon such assignment, such assignee for collection shall thereupon bring all required actions in its own name and otherwise enforce the terms of the Mortgage Loan, and the Servicer shall deposit the investor Liquidation Proceeds received with respect thereto into the Certificate Account to the extent provided in Section 3.2(c). In the event that all delinquent payments due under any such Mortgage Loan are

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

paid by the Mortgagor and any other defaults are cured, the assignee for collection shall promptly reassign such Mortgage Loan to the Trustee.

          Section 3.8 Servicing Compensation; Payment of Certain Expenses by Servicer.

          (a) As compensation for its services hereunder, the Servicer shall receive on each Distribution Date, a monthly fee (the "Servicing Fee") equal to the product of (x) the Servicing Fee Rate divided by 12 and (y), the Invested Amount as of the opening of business on the first day of the preceding Collection Period. For any Distribution Date, such fee shall be payable monthly in arrears in accordance with Section 5.1(a). Additional servicing compensation in the form of fees, late payment charges or otherwise shall be retained by the Servicer as additional servicing compensation.

          (b) The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of the independent accountants referred to in Section 3.10, taxes imposed on the Servicer, expenses incurred in connection with distributions and reports to Certificateholders, all Trustee fees and expenses payable to the Trustee pursuant to Section 9.5, and all other fees and expenses not expressly stated hereunder to be for the account of the Certificateholders (including, without limitation, the cost of obtaining opinions of Counsel required under this Agreement, except as otherwise provided herein), and shall not be entitled to reimbursement therefor except to the extent that such expenses constitute Liquidation Expenses or as otherwise specifically provided herein.

          Section 3.9   Annual Statement as to Compliance.

          The Servicer shall deliver to the Trustee and the Certificate Insurer, on or before December 31 of each year, beginning with _________ ___, ____, an Officer's Certificate signed by an officer of the Servicer stating that (i) a review of the activities of the Servicer during the preceding twelve (12) months ended September 30 (or, in the case of the first such Certificate, the applicable period ended September 30) and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its material obligations under this Agreement throughout such year or applicable period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

          Section 3.10  Annual Independent Public Accountants' Servicing Report.

          The Servicer, at its expense, shall cause a firm of independent public accountants (who shall be a member of the American Institute of Certified Public Accountants and may also render other services to the Servicer or the Seller) to furnish a statement to the Trustee and the Certificate Insurer on or before December 31 of each year, beginning with ____________, _______, to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans by the Servicer under this Agreement during the preceding

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

twelve (12) months ended September 30 (or, in the case of the first such Certificate, the applicable period ended September 30) and that such examination, which has been conducted substantially in accordance with (i) the audit guide for audits of non-supervised mortgagees approved by the Department of Housing and Urban Development for use by independent public accountants or
(ii) the requirements of the Uniform Single Audit Program for Mortgage Bankers (to the extent that the procedures in such audit guide or audit program are applicable to the servicing obligations hereunder), has disclosed no items of noncompliance with the provisions of this Agreement which, in the opinion of such firm, are material, except for such items of noncompliance as shall be set forth in such report.

          Section 3.11 Access to Certain Documentation and Information Regarding the Mortgage Loans.

          (a) The Servicer and the Seller shall provide to the Certificateholders which are federally insured savings and loan associations, the office of Thrift supervision (successor to the Federal Home Loan Bank Board), the Federal Deposit Insurance Corporation and the supervisory agents and examiners of the Office of Thrift Supervision, access to the documentation regarding the Mortgage Loans to the extent required by applicable regulations of the Office of Thrift Supervision and the Federal Deposit Insurance Corporation (acting as operator of the SAIF or the BIF). The Servicer and the Seller shall provide to the Trustee, and the Servicer, the Seller and the Trustee shall provide to the Certificate Insurer, access to the documentation regarding the Mortgage Loans. Such access in all cases shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer, the Seller or the Trustee, as the case may be. Nothing in this
Section 3.11(a) shall derogate from the obligation of the Seller or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors, and the failure of the Seller or the Servicer to provide access as provided in this Section 3.11(a) as a result of such obligation shall not constitute a breach of this Section 3.11(a).

          (b) The Servicer shall supply information in such form as the Trustee shall reasonably request to the Paying Agent and the Trustee, on or before the Determination Date preceding the related Distribution Date, as is required in the Trustee's reasonable judgment to enable the Paying Agent or the Trustee, as the case may be, to make required distributions and to furnish the required reports to Certificateholders and to make any drawing under the Certificate Insurance Policy.

          Section 3.12  Maintenance of Certain Servicing Policies.

          The Servicer shall during the term of its service as Servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of the Federal National Mortgage Association for persons performing servicing for mortgage loans purchased by such Association.

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

          Section 3.13  Reports to the Securities and Exchange Commission.

          The Servicer shall, on behalf of the Trust, cause to be filed with the Securities and Exchange commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules, regulations or orders of the Securities and Exchange Commission thereunder.

          Section 3.14 Information Required by the Internal Revenue Service Generally and Reports of Foreclosures and Abandonments of Mortgaged Property.

          In addition to the requirements set forth in Section 3.1, the Servicer shall prepare and file, or cause to be prepared and filed, and shall file or cause to be filed, all federal and state information reports when and as required by all applicable state and federal income tax laws, including, without limitation, reports required by Section 6050J of the Code.

          Section 3.15  Tax Returns.

          In accordance with Section 2.7 hereof, the Trustee shall not file any Federal or State income tax return for the Trust or apply for a taxpayer identification number on behalf of the Trust. The Seller shall treat the Mortgage Loans as its property for all Federal and State tax purposes and shall report all income earned thereon (including amounts payable as fees to the Servicer) as its income for federal income tax purposes. In the event the Trust shall be required pursuant to an audit or administrative proceeding or change in applicable regulations to file Federal or State tax returns, the Trustee shall prepare and file or shall cause to be prepared and filed any tax returns required to filed by the Trust; the Trustee shall promptly sign such returns and deliver such returns after signature to the Servicer and such returns shall be filed by the Servicer provided, however, that actions taken by the Trustee pursuant to this Section 3.15 shall not be at the expense of the Trustee. The Servicer shall also prepare or shall cause to be prepared all tax information required by and to be distributed to Certificateholders. Except as provided otherwise herein with respect to the Seller, in no event shall the Trustee or the Servicer be liable for any liabilities, costs or expenses of the Trust, the Certificateholders or the Certificate Owners in connection with or arising under any tax law, including without limitation federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

                                   ARTICLE IV

               SERVICING CERTIFICATE; CERTIFICATE INSURANCE POLICY

          Section 4.1   Servicing Certificate.

          With respect to each Distribution Date, the Servicer shall, not later than the related Determination Date, deliver to the Trustee, to the Certificate Insurer and to the Rating Agencies a Servicing Certificate substantially in the form of Exhibit J stating the related Collection Period, the designation of the Certificates, the date of this Agreement, and the following information:

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

          (i) the aggregate amount of collections received on the Mortgage Loans on or prior to the Determination Date in respect of such Collection Period;

          (ii) the aggregate amount of (a) Trust Interest and (b) Principal Collections for such Collection Period;

          (iii) the Investor Certificateholder's Floating Allocation Percentage and the Investor Fixed Allocation Percentage as of the last day of the Collection Period;

          (iv)   the Investor Interest Collections for such Collection Period;

          (v)    the Investor Principal Collections for such Collection Period;

          (vi) the aggregate amount of (a) Trust Interest and (b) Principal Collections paid to the Seller for such Collection Period;

          (vii) Investor Certificate Interest and the Investor Certificate Rate for the related Accrual Period;

          (viii) the amount, if any, of such Investor Certificate Interest that is not payable on account of insufficient Investor Interest Collections and amounts under the Certificate Insurance Policy;

          (ix) the portion of the Unpaid Investor Certificate Interest Shortfall, if any, plus interest thereon at the Certificate Rate applicable from time to time (separately stated) to be distributed on such Distribution Date;

          (x) the Unpaid Investor Certificate Interest Shortfall, if any, to remain after the distribution on such Distribution Date;

          (xi) the Accelerated Principal Distribution Amount and the portion thereof that will be distributed pursuant to Section 5.1(a)(vii);

          (xii) the Scheduled Principal Collections Distribution Amount, separately stating the components thereof;

          (xiii) the sum of (x) the aggregate Reassignment Deposit Amount for any Mortgage Loans which are required to be removed on the Business Day immediately preceding such Distribution Date pursuant to Section 2.2(c), 2.4(b) or 3.1 and (y) any Substitution Adjustment Amounts required to be deposited into the Certificate Account on the Business Day immediately preceding such Distribution Date pursuant to Section 2.2 (c),
                 2.4 (b) or 3.1;

          (xiv) the aggregate amount, if any, of Investor Loss Reduction Amounts for previous Distribution Dates that have not been previously reimbursed to Investor Certificateholders pursuant to Section 5.1(a)(vi);

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

          (xv) the aggregate Trust Balance of the Mortgage Loans, as of the end of the preceding Collection Period and the end of the second preceding Collection Period;

          (xvi) the Pool Balance as of the end of the preceding Collection Period and the Pool Balance as of the end of the second preceding Collection Period;

          (xvii) the Invested Amount as of the end of the preceding Collection Period;

          (xviii) the Investor Certificate Principal Balance after giving effect to the distribution on such Distribution Date;

          (xix) the Seller Principal Balance as of the end of the preceding Collection Period;

          (xx) the aggregate amount of Additional Balances created during the previous Collection Period;

          (xxi) the aggregate of the Trust Balances as of the end of the related Collection Period of all Mortgage Loans which became Liquidated Mortgage Loans for such Distribution Date;

          (xxii) whether a Rapid Amortization Event has occurred since the prior Determination Date, specifying each such Rapid Amortization Event if one has occurred;

          (xxiii) whether an Event of Default has occurred since the prior
                  Determination Date, specifying each such Event of Default if one has occurred;

          (xxiv) the amount to be distributed to the Certificate Insurer pursuant to Section 5.1(a)(iv);

          (xxv) the Certificate Insurance Draw Amount, if any, for such Distribution Date;

          (xxvi) the amount to be distributed to the holder of the Seller Certificate pursuant to Section 5.1(a)(ix).

          Section 4.2   Certificate Insurance Policy.

          (a) The Trustee shall submit, if necessary, the Notice of Nonpayment and Demand for Payment of Insured Amounts (in the form specified by the Certificate Insurance Policy) in the amount of the Certificate Insurance Draw Amount to the Certificate Insurer no later than [TIME]), on the second Business Day prior to each Distribution Date. Upon receipt of such Certificate Insurance Draw Amount in accordance with the terms of the Certificate Insurance Policy, the Trustee shall deposit such Certificate Insurance Draw Amount in the Certificate Account for distribution to the Investor Certificateholders on the related Distribution Date.

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

          (b) Subject only to the priority of payment provisions of this Agreement, each of the Seller, the Servicer and the Trustee acknowledges that, to the extent of any payment made by the Certificate Insurer pursuant to the Certificate Insurance Policy, the Certificate Insurer is to be fully subrogated to the extent of such payment (as described in Section 5.1(a)(vii) and (ix)) and any additional interest due on any late payment, to the rights of the Investor Certificateholders under this Agreement or otherwise. Each of the Seller, the Servicer and the Trustee agrees to such subrogation and, further, agrees to execute such instruments and to take such actions as, in the sole judgment of the Certificate Insurer, as evidenced in writing to the Seller, the Servicer and the Trustee, are necessary to evidence such subrogation and, subject to the priority of payment provision of this Agreement, to perfect the rights of the Certificate Insurer to receive any moneys paid or payable in respect of the Investor Certificates under this Agreement or otherwise.

          Section 4.3   Replacement Certificate Insurance Policy.

          In the event the rating of the Certificate Insurer is downgraded by any Rating Agency, such that the rating of the Investor Certificates is reduced, suspended or withdrawn, the Servicer shall be permitted, in accordance with the terms of the Insurance Agreement, but shall not be obligated, to substitute a new certificate insurance policy for the Certificate Insurance Policy or may arrange for any other form of credit enhancement; provided, however, that, in each case, the rating of the Investor Certificates following any such substitution shall be the highest rating available from each of the Rating Agencies and provided, further, that the Certificate Insurer is reimbursed for all amounts due under this Agreement and the Certificate Insurance Agreement. It shall be a condition to substitution of any such new certificate insurance policy or other form of credit enhancement that there be delivered to the Trustee (i) an Officer's Certificate by the Servicer stating that the conditions to such substitution set forth in this Section 4.3 (other than in clause (ii)) have been satisfied and (ii) a legal opinion, acceptable in form to the Trustee, from counsel to the provider of such certificate insurance policy or other form of credit enhancement with respect to the enforceability thereof and such other matters as the Trustee may require. Upon receipt of written notice of any such substitution from the Servicer and the taking of physical possession of the replacement certificate insurance policy or other form of credit enhancement, the Trustee shall, within five (5) Business Days following receipt of such notice and such taking of physical possession, deliver the Certificate Insurance Policy to the Certificate Insurer and the Certificate Insurer will have no further liability under the Certificate Insurance Policy.

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                                    ARTICLE V

                           PAYMENTS AND STATEMENTS TO
                CERTIFICATEHOLDERS; RIGHTS OF CERTIFICATEHOLDERS

          Section 5.1   Distributions.

          (a) Distributions of Investor Interest Collections and Investment Proceeds.

          On each Distribution Date, the Trustee shall distribute out of the certificate Account to the extent of the sum of (i) Investor Interest Collections, (ii) the Basis Risk Payment, if any, and (iii) net income, if any, realized from the investment of Available Funds pursuant to Section 3.2(d) collected or earned during the related Collection Period, the following amounts in the following order of priority to the following Persons (based on the information set forth in the Servicing Certificate):

          (i)     the Servicing Fee;

          (ii) the Investor Certificate Interest for such Distribution Date to the Investor Certificateholders;

          (iii) the Unpaid Investor Certificate Interest Shortfall, if any, for such Distribution Date to the Investor Certificateholders plus, to the extent legally permissible, interest thereon at the Investor Certificate Rate;

          (iv) the premium due under the Certificate Insurance Policy to the Certificate Insurer;

          (v) the Aggregate Investor Liquidation Lose Amount for such Distribution Date to the Investor Certificateholders as principal in reduction of the Investor Certificate Principal Balance;

          (vi) to Investor Certificateholders as principal in reduction of the Investor Certificate Principal Balance the aggregate amount of the Investor Loss Reduction Amounts, if any, for previous Distribution Dates that have not been previously reimbursed to Investor Certificateholders pursuant to this clause (vi);

          (vii) to reimburse the Certificate Insurer for previously unreimbursed Certificate Insurance Draw Amounts together with interest thereon at the applicable rate set forth in the Insurance Agreement;

          (viii) the Accelerated Principal Distribution Amount, if any, to the Investor Certificateholders;

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

          (ix) to the Certificate Insurer for any amounts owed to the Certificate Insurer pursuant to the Insurance Agreement, excluding amounts paid pursuant to Sections 5.1(a) (iv) and 5.1(a) (viii) hereof;

          (x)     any remaining amount to the Seller.

          (b) Distribution of Investor Principal Collections. Except on the Distribution Date in _____, on each Distribution Date, the Trustee shall distribute out of the Certificate Account to the Investor Certificateholders, based upon the information set forth in the Servicing Certificate, the Investor Principal Collections up to the Scheduled Principal Collections Distribution Amount but not in excess of the Investor Certificate Principal Balance on the Distribution Date in _____, the Trustee shall distribute to Investor Certificateholders Investor Principal Collections up to the Investor Certificate Principal Balance.

          (c) For the purposes of determining the amount of Principal Collections to be distributed to Certificateholders on any Distribution Date any Liquidation Expense incurred by the Servicer shall not be considered a Draw (although the Servicer shall add the amount of such Net Liquidation Expense to the principal balance of the subject Mortgage Loan); provided, however, that if such Mortgage Loan shall be reinstated by the Servicer, the Servicer shall, for such purposes, consider the amount of such Liquidation Expenses for such Mortgage Loan as a Draw.

          (d) Method of Distribution. The Trustee shall make distributions in respect of a Distribution Date to each Investor Certificateholder of record on the related Record Date (other than as provided in Section 10.1 respecting the final distribution) by check or money order mailed to such Investor Certificateholder at the address appearing in the Certificate Register, or upon written request by an Investor Certificateholder delivered to the Trustee at least five Business Days prior to such Record Date, by wire transfer (but only if such Certificateholder is the Depository or such Certificateholder owns of record one or more Investor Certificates having principal denominations aggregating at least $_____), or by such other means of payment as such Investor Certificateholder and the Trustee shall agree. Distributions among Investor Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Investor Certificates held by such Investor Certificateholders.

          (e) Distributions on Book-Entry Certificates. Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the investor certificates. None of the Trustee, the Paying Agent, the Certificate Registrar, the Seller or the Servicer shall have any responsibility therefor except as otherwise provided by applicable law. To the extent applicable and not contrary to the rules of the Depository, the Trustee shall comply with the provisions of the form of Investor Certificate as set forth in Exhibit A.

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

          (f) Distributions of Interest to the Seller. On each day on which the Seller Principal Balance is greater than zero, the Servicer shall distribute to the Holder of the Seller Certificate Trust Interest to the extent not deposited into the Certificate Account pursuant to Section 3.2(c) on such day.

          (g) Distributions of Principal to the Seller. On each day on which the Seller Principal Balance is greater than zero, the Servicer shall distribute to the Holder of the Seller Certificate Principal Collections to the extent not deposited into the Certificate Account pursuant to Section 3.2(c) on such day.

          Section 5.2   Calculation of the Investor Certificate Rate.

          On the second LIBOR Business Day preceding each Accrual Period-after the initial Accrual Period, the Trustee shall determine LIBOR for such Accrual Period. The Trustee shall promptly advise the Servicer of such determination by tested telex or telefax to the address set forth in Section 12.6. The determination of LIBOR by the Trustee for each such Accrual Period shall (in the absence of manifest error) be final, conclusive and binding upon the Certificateholders, the Servicer and any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns.

          Section 5.3   Statements to Certificateholders.

          Concurrently with each distribution to Investor Certificateholders, the Servicer shall forward to the Trustee for mailing to each such Investor Certificateholder and the Certificate Insurer a statement with respect to such distribution substantially in the form of Exhibit K and setting forth:

          (i) the Investor Certificate holder's Floating Allocation Percentage for the last day of the preceding Collection Period;

          (ii)    the Investor Certificate distribution amount;

          (iii) the amount of Investor Certificate Interest included in such distribution, the related Investor Certificate Rate and the portion thereof attributable to collections in respect of the Mortgage Loans;

          (iv) the amount, if any, of any unpaid Investor Certificate Interest Shortfall included in such distribution (and the amount of interest thereon);

          (v) the amount, if any, of the remaining Unpaid Investor Certificate Interest Shortfall after giving effect to such distribution;

          (vi) the amount, if any, of principal included in such distribution, separately stating the components thereof (including the portion thereof attributable to collections in respect of the Mortgage Loans);

          (vii) the amount, if any, of the reimbursement of previous Investor Loss Reduction Amounts included in such distribution;

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

          (viii) the amount, if any, of the aggregate unreimbursed Investor Lose Reduction Amounts after giving effect to such distribution;

          (ix)    the Servicing Fee for such Distribution Date;

          (x) the Invested Amount and the Investor Certificate Principal Balance, each after giving effect to such distribution;

          (xi) the Required Overcollateralization Amount, the Basic Overcollateralization Amount and the Overcollateralization Amount, if any, after giving effect to such distribution;

          (xii) the Pool Balance as of the end of the preceding Collection Period and the number and aggregate of the Trust Balances of the Mortgage Loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, at the close of business on the last day of the related Collection Period;

          (xiii)  the Accelerated Principal Distribution Amount, if any;

          (xiv)   the Certificate Insurance Draw Amount, if any;

          (xv) the aggregate Liquidation Loss Amount for all Mortgage Loans that became Liquidated Mortgage Loans in the preceding Collection Period; and

          (xvi) the Trust Balance of any Mortgage Loan, the related Mortgaged Property of which is acquired by the Trust through foreclosure.

          In the case of information furnished pursuant to clauses (ii), (iii),
(iv) and (vi) above, the amounts shall be expressed as a dollar amount per Investor Certificate with a $1,000 denomination.

          Within 90 days after the end of each calendar year, the Servicer shall prepare or cause to be prepared and shall forward to the Trustee the information set forth in clauses (iii) and (vi) above aggregated for such calendar year. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code.

          The Trustee shall prepare or cause to be prepared (in a manner consistent with the treatment of the Investor Certificates as indebtedness of the Seller) Internal Revenue Service Form 1099 (or any successor form) and any other tax forms required to be filed or furnished to Certificateholders (including Form 8811) in respect of distributions by the Trustee (or the Paying Agent) on the Investor Certificates and shall file and distribute such forms as required by law.

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

          Section 5.4   Rights of Certificateholders.

          The Investor Certificates shall represent fractional undivided interests in the Trust, including the benefits of the Certificate Account and the right to receive investor Interest Collections, Investor Principal Collections and other amounts at the times and in the amounts specified in this Agreement; the Seller Certificates shall represent the remaining interest in the Trust.

          Section 5.5 Rights of the Certificate Insurer To Exercise Rights of Certificateholders.

          By accepting its Certificate, each Certificateholder agrees that unless a Certificate Insurer Default exists, the Certificate Insurer shall have its rights as set forth in this Agreement.

                                   ARTICLE VI

                                THE CERTIFICATES

          Section 6.1   The Certificates.

          The Investor Certificates and Seller Certificates shall be substantially in the forms set forth in Exhibits A and B, respectively, and shall, on original issue, be executed, authenticated and delivered by the Trustee to or upon the order of the Seller concurrently with the transfer of the Mortgage Loans to the Trustee of the Trust. The Investor Certificates shall be initially evidenced by one or more certificates representing the entire Original Investor Certificate Principal Balance and shall be held in minimum dollar denominations of $1,000 and integral dollar multiples in excess thereof. The sum of the denominations of all outstanding Investor Certificates shall equal the original Investor Certificate Principal Balance. The Seller Certificates shall be issuable as one or more certificates representing the entire interest in the assets of the Trust other than that represented by the Investor Certificates and shall initially be issued to the Seller.

          The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer under its seal imprinted thereon. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Seller shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 6.2(c), the Investor Certificates shall be Book-Entry Certificates. The Seller Certificates shall not be Book Entry Certificates.

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

          Section 6.2 Registration of Transfer and Exchange of Investor Certificates; Restrictions on Transfer.

          (a) The Trustee shall cause to be kept at the Corporate Trust office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of Transfers of registered ownership of Certificates and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and Transfers and exchanges of Certificates as herein provided.

          Upon surrender for registration of Transfer of any Investor Certificate at the Corporate Trust office maintained for such purpose pursuant to the foregoing paragraph, the Trustee shall execute, authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Investor Certificates of the same aggregate Percentage Interest.

          At the option of the Investor Certificateholders, Investor Certificates may be exchanged for other Investor Certificates of authorized denominations of the same aggregate Investor Percentage Interest, upon surrender of the Investor Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Investor Certificates which the Investor Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for Transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of Transfer in form satisfactory to, the Trustee and the Certificate Registrar and shall be duly executed by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any Transfer or exchange of Investor Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Investor Certificates.

          All Certificates surrendered for Transfer and exchange shall be disposed of by the Certificate Registrar in accordance with its customary procedures.

          (b)    Intentionally omitted

          (c) Except as provided in Section 6.2(d), the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee, and at all times: (i) registration of the Book-Entry Certificates may not be transferred by the Trustee except to another Depository or its nominee, or to another nominee of the current Depository; (ii) the Depository or Foreign Depository, as the case may be, shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Investor Certificates; (iii) ownership and transfers of registration of Investor Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository as representative of the Certificate Owners of the Investor Certificates for purposes of exercising the rights of Holders under this

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

Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to directions or consents or other acts of the Certificate Owners.

          All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository or Foreign Depository's normal procedures.

          Whenever notice or other communication to the Investor
Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 6.2(d), the Trustee shall give to the Depository all such notices and communications specified herein to be given to Certificatebolders.

          (d) if (x) (i) the Servicer advises the Trustee in writing that the Depository is no longer willing or able properly to discharge its responsibilities as Depository and nominee with respect to the Investor Certificates, and (ii) the Servicer is unable to locate a qualified successor,
(y) the Servicer at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, or (z) after the occurrence of an Event of Default, Certificate Owners representing Percentage Interests aggregating not less than 51% of the aggregate Percentage Interests of the Investor Certificates advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository (or a successor thereto, provided that such successor maintains a system that qualifies as a book-entry system for purposes of causing the Investor Certificates to be in registered form for purposes of the Code) to the exclusion of any physical certificates being issued to Certificate owners is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Investor certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the Investor Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Servicer nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as Investor Certificateholders hereunder.

          Section 6.3   Mutilated, Destroyed, Lost or Stolen Certificates.

          If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee, the Servicer, the Seller and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new

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

Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          Section 6.4   Persons Deemed Owners.

          Prior to due presentation of a Certificate for registration of Transfer, the Servicer, the Seller, the Trustee, the Certificate Insurer, the Certificate Registrar and any agent of the Servicer, the Seller, the Trustee, the Certificate Insurer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.1 and for all other purposes whatsoever, and none of the Servicer, the Seller, the Trustee, the Certificate Insurer, the Certificate Registrar or any agent of the Servicer, the Seller, the Trustee, the Certificate Insurer or the Certificate Registrar shall be affected by notice to the contrary.

          Section 6.5 Restrictions on Transfer of Seller Certificates. (a) The Seller Certificates shall be assigned, transferred, exchanged, pledged, financed, hypothecated, participated or otherwise conveyed (collectively, for purposes of this Section 6.5 and any other Section referring to the Seller Certificates, "transferred" or a "transfer") only in accordance with this
Section 6.5.

          (b) No transfer of a Seller Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. The Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from which Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, and the Trustee shall require the transferee to execute an investment letter acceptable to and in form and substance satisfactory to the Trustee certifying to the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee. The Holder of a Seller Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Seller and the Certificate Insurer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          (c) The Seller Certificates and any interest therein shall not be transferred except upon satisfaction of the following conditions precedent: (i) the Person that acquires a Seller Certificate shall (A) be organized and existing under the laws of the United States of America or any state or the District of Columbia thereof (B) expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, the performance of every covenant and obligation of the Seller hereunder with respect to the Assets evidenced by the Seller Certificates, and (C) as part of its acquisition of a Seller Certificate, acquire all rights of the related Seller or any transferee under this Section 6.5(c) to amounts payable to such Seller or

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such transferee under Sections 5.1(a)(x), 5.1(f) and 5.1(g); (ii) the Seller shall deliver to the Trustee an officer's Certificate stating that such transfer and such supplemental agreement comply with this Section 6.5(c) and that all conditions precedent provided by this Section 6.5(c) have been complied with and an Opinion of Counsel stating that all conditions precedent provided by this
Section 6.5(c) have been complied with, and the Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying; (iii) the Seller shall deliver to the Trustee a letter from each Rating Agency confirming that its rating of the Investor Certificates, after giving effect to such transfer without taking into account the Certificate Insurance Policy, will not be reduced or withdrawn; (iv) the Seller shall deliver to the Trustee an Opinion of Counsel to the effect that (a) such transfer will not adversely affect the treatment of the Investor Certificates after such transfer as debt for federal and applicable state income tax purposes, (b) such transfer will not result in the Trust being subject to tax at the entity level for federal or applicable state tax purposes, (c) such transfer will not have any material adverse impact on the federal or applicable state income taxation of an Investor Certificateholder or any Certificate Owner and (d) such transfer will not result in the arrangement created by this agreement or any "portion" of the Assets, being treated as a taxable mortgage pool as defined in Section 7701(1) of the Code; (v) all filings and other actions necessary to continue the perfection of the interest of the Trust in the Assets and the other property conveyed hereunder shall have been taken or made and (vi) the transferee shall have assumed the obligations of the Seller pursuant to Section 7.7 hereof. Notwithstanding the foregoing, the requirement set forth in subclause (i)(A) of this Section 6.5(c) shall not apply in the event the Trustee shall have received a letter from each Rating Agency confirming that its rating of the Investor Certificates, after giving effect to a proposed transfer to a Person that does not meet the requirement set forth in subclause (i)(A) without taking into account the Certificate Insurance Policy, shall not be reduced or withdrawn.

          Section 6.6   Appointment of Paying Agent.

          The Trustee is empowered to appoint a Paying Agent for the purpose of making distributions to Certificateholders pursuant to Section 5.1. Any Paying Agent appointed hereunder must satisfy the eligibility requirements for the Trustee as set forth in Section 9.6, and if such Paying Agent subsequently shall fail to satisfy such eligibility requirements, then, unless such Paying Agent shall promptly resign as such, the Trustee, if a Responsible Officer of the Trustee has been notified in writing or otherwise has actual knowledge of such failure, shall terminate the appointment of such Paying Agent. The Trustee hereby appoints itself as Paying Agent.

          The Trustee shall cause such Paying Agent other than itself to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders.

          Section 6.7   Access to List of Certificateholders' Names and
                        Addresses.

          The Certificate Registrar shall furnish or cause to be furnished to the Servicer or the Certificate Insurer, within fifteen (15) days after receipt by the Certificate Registrar of a

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

request therefor from the Servicer or the Certificate Insurer in writing, a list, in such form as the Servicer or the Certificate Insurer may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Investor Certificateholders whose aggregate Percentage Interests evidence not less than 25% of the Percentage Interests, apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the certificates, and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Certificate Registrar shall, within five (5) Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders or shall itself cause such communication to be distributed to Certificateholders. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed to hold none of the Servicer, the Trustee or the Certificate Registrar accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

          Section 6.8   Actions of Certificateholders.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where required, to the Seller, the Certificate Insurer or the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Seller, the Certificate Insurer and the Servicer, if made in the manner provided in this section.

          (b) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

          (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of Transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee, the Seller or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

          (d) The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

          (e) The ownership of Certificates shall be proved by the Certificate Register.

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                                   ARTICLE VII

                           THE SERVICER AND THE SELLER

          Section 7.1   Liability of the Servicer.

          The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicer herein.

          Section 7.2 Merger or Consolidation of, or Assumption of the Obligations of, the Servicer or Seller.

          Any corporation into which the Servicer or Seller, as the case may be, may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer or Seller, as the case may be, shall be a party, or any corporation succeeding to the business of the Servicer or Seller by any sale or transfer by the Servicer or Seller of all or substantially all of its property and assets to such corporation, shall be the successor of the Servicer or Seller hereunder, as the case may be, and shall execute and deliver to the Trustee and the Certificate Insurer an agreement in form reasonably satisfactory to the Trustee and the Certificate Insurer which contains an assumption by such successor entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer or Seller under this Agreement.

          Section 7.3   Limitation on Liability of the Servicer and Others.

          (a) Except as provided in Section 7.7 hereof with respect to the Seller, no recourse under or upon any obligation or covenant of this Agreement, or of any Certificate, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Servicer, either directly or through the Servicer, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Agreement and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by the incorporators, shareholders, officers or directors, as such, of the Servicer or of any successor corporation, or any of them, because of the issuance of the Certificates, or under or by reason of the obligations, covenants or agreements contained in this Agreement or in any of the Certificates or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director, as such, because of the issuance of the Certificates, or under or by reason of the obligations or covenants contained in this Agreement or in any of the Certificates or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement and the issuance of the Certificates. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

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          (b)    The Servicer shall not be under any liability to the Trust or the Certificateholders for taking any action or for refraining from taking any action pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer against any liability which would otherwise be imposed upon the Servicer by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties as Servicer hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liability; provided, however, that the Servicer, in its sole discretion, may undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust, and the Servicer shall be entitled to be reimbursed therefor pursuant to Section 3.3. The Servicer's right to reimbursement pursuant to this Section 7.3(b) shall survive any resignation or termination of the Servicer pursuant to Section 7.5 or 8.1 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination, or arising from events that occurred prior to such resignation or termination.

          (c) The Servicer and any director, officer, employee or agent of the Servicer shall be indemnified by the Trust and held harmless to the extent provided herein against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except an any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by the Servicer by reason of willful misfeasance, bad faith or gross negligence by the Servicer in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. The Servicer and any director, officer, employee or agent of the Servicer shall be entitled to such indemnity pursuant to Section 3.3. The Servicer's right to indemnity pursuant to this Section 7.3(c) shall survive any resignation or termination of the Servicer pursuant to Section 7.5 or 8.1 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination, or arising from events that occurred prior to such resignation or termination. Any claims under this Section 7.3(c) by or on behalf of the Certificateholders or the Trust shall be made only against the Servicer who shall be liable to the extent provided herein with respect to its own acts and omissions as well as the acts and omissions of its directors, officers, employees and agents.

          Section 7.4   Delegation of Duties.

          In the ordinary course of business, and subject to the requirements of section 7.4(b), the Servicer at any time may, with the consent of the Certificate Insurer, delegate any of its duties hereunder to any Person, including any of its affiliates, who agrees to conduct such duties in accordance with standards comparable to those with which the Servicer complies pursuant to
Section 3.1. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 7.5. The Servicer shall provide each Rating Agency, the Trustee and the

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Certificate Insurer with written notice prior to the delegation of any of its duties to any Person other than any of the Servicer's affiliates or their respective successors and assigns.

          Section 7.5   Servicer Not to Resign.

          Subject to the provisions of section 7.2 and the last sentence of this paragraph, the Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its obligations or duties hereunder is no longer permissible under applicable law or is in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or other affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or such subsidiaries or other affiliates at the date of this Agreement.

          Any resignation under Section 7.5 shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 8.1 and 8.2 as obligations that survive the resignation or termination of the Servicer; provided, however, that no resignation by the Servicer shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 8.2. The Servicer shall have no claim (whether by subrogation or otherwise) or other action against any Certificateholder for any amounts paid by the Servicer pursuant to any provision of this Agreement. Any determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Certificate Insurer.

          Section 7.6   Limitation on Liability of Certain Persons.

          Except as provided in Section 7.7 hereof, no recourse under or upon any obligation or covenant of this Agreement, or of any Certificate, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Seller or of any successor corporation, either directly or through the Seller, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Agreement and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by the incorporators, shareholders, officers or directors, as such, of the Seller, or any of them, because of the issuance of the Certificates, or under or by reason of the obligations, covenants or agreements contained in this Agreement or in any of the Certificates or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director, as such, because of the issuance of the Certificates, or under or by reason of the obligations, covenants or agreements contained in this Agreement or in any of the Certificates or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement and the issuance of the Certificates. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

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          Section 7.7   Liability of Seller.

          Notwithstanding Section 7.6 (and notwithstanding any provisions of this Agreement, the Seller by entering into this Agreement, by its acceptance thereof, agrees to be liable, directly to the injured party, for the entire amount of any losses, claims, damages or liabilities (other than those that would be incurred by an Investor Certificateholder as an investor in the Certificates if the Certificates were notes secured by the Mortgage Loans including, but not limited to, as a result of the performance of the Mortgage Loans, market fluctuations, a shortfall or failure to make payment under the Certificate Insurance Policy or other similar market or investment risks associated with ownership of the Certificates) arising out of or based on the arrangement created by this Agreement or the actions of the servicer taken pursuant hereto (to the extent that, if the Trust assets at the time the claim is made were used to pay in full all outstanding Certificates, the Trust assets that would remain after the Certificateholders were paid in full would be insufficient to pay any such losses, claims, damages or liabilities) as though this Agreement created a partnership under the New York Revised Uniform Partnership Act in which the Seller was a general partners. The rights created by this Section 7.7 shall run directly to and be enforceable by the injured party subject to the limitations hereof.

          Section 7.8   Seller May Own Certificates.

          The Seller and any Person controlling, controlled by or under common control with the Seller may in its individual or any other capacity become the owner or pledgee of Investor Certificates with the same rights as it would have if it were not the Seller or such an affiliate thereof, except as otherwise provided in the definition of the term "Certificateholder" specified in Section
1.1. Investor Certificates so owned by or pledged to the Seller or such controlling or commonly controlled Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Certificates, except as otherwise provided in the definition of the term "Certificateholder" specified in Section 1.1.

                                  ARTICLE VIII

                                     DEFAULT

          Section 8.1   Events of Default.

          If any one of the following events ("Events of Default") shall occur and be continuing:

          (i) any failure by the Servicer to deposit into the Certificate Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of five
                  (5) Business Days after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by the Certificate Insurer or to the Servicer, the Trustee and the Certificate Insurer by the Holders of Investor Certificates evidencing not less than 51% of the aggregate Percentage Interests of the Investor Certificates; or

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          (ii)    failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Insurance Agreement or in this Agreement, which covenants and agreements (A) materially affect the rights of Certificateholders and (B) continue unremedied for a period of sixty (60) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer and the Certificate Insurer by the Trustee, or to the Servicer, the Certificate Insurer and the Trustee by the Holders of Certificates evidencing not less than 51% of the aggregate Percentage Interests of the Investor Certificates; or

          (iii) the entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of one hundred twenty (120) days; or

          (iv) the consent by the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or any action by the Servicer to admit in writing its inability to pay its debts generally as they become due, to file a petition to take advantage of any applicable insolvency or reorganization statute or to make an assignment for the benefit of its creditors;

then, and in each and every such case, so long as an Event of Default shall not have been remedied by the Servicer, and subject to the proviso below, either the Trustee, the Certificate Insurer (unless there is currently existing a Certificate Insurer Default) or the Holders of Investor Certificates evidencing not less than 51% of the aggregate Percentage Interests of the Investor Certificates with the consent of the Certificate Insurer (if there exists no Certificate Insurer Default) by notice then given in writing to the Servicer (and to the Trustee if given by the Certificate Insurer or the Investor Certificateholders), may and at the direction of the Holders of Investor Certificates evidencing no less than 51% of the aggregate Percentage Interests of the Investor Certificates, the Trustee shall, terminate all of the rights and obligations of the servicer as servicer under this Agreement.

          Subject to the proviso below, if a Trigger Event shall have occurred, the Certificate Insurer may require the Trustee to deliver a notice of termination to the Servicer and to appoint a successor servicer pursuant to
Section 8.2.

          Any written notice of termination provided to the Servicer pursuant to this section 8.1 shall be simultaneously provided to the Certificate Insurer and the Rating Agencies. On or after the receipt by the Servicer of such written notice, all authority and power of, and all benefits accruing to, the Servicer under this Agreement, whether with respect to the Certificates

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or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee or such successor Servicer as may be appointed under Section 8.2 pursuant to and under this section 8.1; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer and the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the successor Servicer for the administration by it of all cash amounts that shall at the time be owned by the predecessor Servicer for deposit, or that shall thereafter be received by the Servicer with respect to the Mortgage Loans.

          The Certificate Insurer may notify the Trustee of the occurrence of a Trigger Event and request termination of the rights and obligations of the Servicer hereunder because of such occurrence; provided, however, that the Trustee shall incur no liability for voluntarily complying with such request.

          No Holder of Investor Certificates will have any right under this Agreement to institute any proceeding in its name with respect to this Agreement unless such holder previously has given to the Trustee and the Certificate Insurer written notice of default and unless holders of Investor Certificates evidencing not less than 25% of the Aggregate Percentage Interests of the Investor Certificates with the consent of the Certificate Insurer have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Holders of Investor Certificates or the Certificate Insurer covered by this Agreement, unless such Holders of Investor Certificates or the Certificate Insurer have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

          Section 8.2   Trustee to Act; Appointment of Successor.

          (a) Upon the Servicer's receipt of notice of termination pursuant to Section 8.1 or the Servicer's resignation in accordance with the terms of
Section 7.5, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the predecessor Servicer by the terms and provisions hereof; provided, however, that the responsibilities and duties of the predecessor Servicer with respect to the removal of Mortgage Loans pursuant to Section 3.1 shall not terminate with regard to actions taken prior to the appointment of the successor Servicer. As compensation therefor, the Trustee shall be entitled to the compensation of a successor Servicer as set forth in the definition of Servicing Fee Rate. Notwithstanding the above, if the Trustee is unable to act as successor Servicer the Servicer shall appoint, with the consent of the Certificate Insurer, or petition a court of competent jurisdiction to appoint, any established housing and

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home finance institution having a net worth of not less than $10,000,000 as the successor to the predecessor Servicer hereunder; provided, however, that the appointment of any such successor Servicer shall not result in the reduction, suspension or withdrawal of the ratings assigned to the Investor Certificates by any Rating Agency without taking into account the Certificate Insurance Policy. Pending appointment of a successor Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Trust Balances of Mortgage Loans as it and such successor shall agree; provided, however, that such successor shall be entitled to the compensation of a successor Servicer as set forth in the definition of Servicing Fee Rate. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          (b) Any successor Servicer, including the Trustee during the term of its service as Servicer, shall maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder, and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.12.

          Section 8.3   Notification to Investor Certificateholders.

          Upon any termination or appointment of a successor to the Servicer pursuant to this Article VIII, the Trustee shall give prompt written notice thereof to Investor Certificateholders at their respective addresses appearing in the Certificate Register and to the Certificate Insurer and the Rating Agencies.

          Section 8.4   Waiver of Past Events of Default.

          The Holders of Investor Certificates evidencing not less than 51% of the aggregate Percentage Interests of the Investor Certificates together, with the consent of the Certificate Insurer, may, on behalf of all Holders of Certificates, waive any Event of Default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from the Certificate Account in accordance with this Agreement. Upon any such waiver of a past Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                   ARTICLE IX

                                   THE TRUSTEE

          Section 9.1   Duties of Trustee.

          The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred of which a

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Responsible Officer of the Trustee shall have actual knowledge (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. The appointment of a successor Servicer (including the Trustee) hereunder shall for purposes of this Article be deemed a cure of an Event of Default

          The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished to the Trustee hereunder. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the Investor Certificateholders of such instruments, in the event that the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

          No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement, at the direction of Holders of Investor Certificates evidencing not less than 51% of the aggregate Percentage Interests of the Investor Certificates together or at the direction of the Certificate Insurer to the extent provided in Section 8.1 with respect to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or

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                  exercising any trust or power conferred upon the Trustee,
                  under this Agreement; and

          (iv) the Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clauses (i) and (ii) of Section 8.1 or of any Trigger Event unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trustee Administration Department obtains actual knowledge of such failure or Trigger Event or the Trustee receives written notice of such failure or Trigger Event from the Servicer, the Certificate Insurer or the Holders of Investor Certificates evidencing not less than 25% of the Percentage Interests of the Investor Certificates.

          The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground to believe that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement. The Trustee shall provide prior written notice to the Certificate Insurer of any decision which it has made pursuant to this paragraph.

          Subject to the other provisions of this Agreement and without limiting the generality of this Section 9.1, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof,
(B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund from funds available in the Certificate Account, (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

          Section 9.2   Certain Matters Affecting the Trustee.

          Except as otherwise provided in Section 9.1:

          (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

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          (ii)    the Trustee may consult with counsel, and any Opinion of
                  Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (iii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

          (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Certificate Insurer or Holders of Investor Certificates evidencing not less than 25% of the Percentage Interests of the Investor Certificates with the consent of the Certificate Insurer; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand. Nothing in this clause (v) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors; and

          (vi) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not

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                  be answerable for other than its negligence or willful
                  misconduct in the performance of such act;

          (vii) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder; and

          (viii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and shall not be liable for any acts or omissions of such agents, attorneys or custodians appointed by it with due care hereunder.

          Section 9.3   Trustee Not Liable for Certificates or Mortgage Loans.

          The recitals contained herein and in the Certificates (other than the signature and authentication of the Trustee on the Certificates) shall be taken as the statements of the Seller and the Servicer, respectively, and the Trustee assumes no responsibility for the correctness of such recitals. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Seller or the Servicer in respect of the Mortgage Loans or deposited into or withdrawn from the Certificate Account by the Servicer or the Seller, and shall have no responsibility for filing any financing or continuation statement in any public office at any time or otherwise to perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any tax returns or Securities and Exchange Commission filings for the Trust or to record this Agreement except as required by law. The Trustee shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder

          Section 9.4   Trustee May Own Certificates.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may deal with the Seller and the Servicer in banking transactions with the same rights as it would have if it were not Trustee.

          Section 9.5   Servicer to Pay Trustee's Fees and Expenses.

          The Servicer shall pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Servicer shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement, except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of a Certificateholder or Certificateholders hereunder. If the Trustee is appointed

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as successor Servicer pursuant to Section 8.2, the provisions of this Section
9.5 shall not apply to expenses, disbursements or advances made or incurred by the Trustee in its capacity as successor Servicer. The Servicer shall Indemnify the Trustee for, and hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the Trustee's part, arising out of or in connection with the acceptance or administration by the Trustee of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. If and for so long as the successor Servicer is the Trustee, all references in this Section 9.5 to the Servicer shall be deemed to refer to Chevy Chase Bank, F.B.B. notwithstanding the appointment of such successor Servicer.

          Section 9.6   Eligibility Requirements for Trustee.

          The Trustee hereunder at all times shall be a corporation (i) having its principal office in the same state as that in which the initial Trustee under this Agreement has its principal office and organized and doing business under the laws of the United States of America or a state of the United States of America; (ii) authorized under such laws to exercise corporate trust powers;
(iii) having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority; and (ivy if Moody's is a Rating Agency, having a rating with respect to its long-term unsecured debt obligations of at least Baa3 from Moody's (or such lower rating to which Moody's may agree). If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.6, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.6, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.7.

          Section 9.7   Resignation or Removal of Trustee.

          The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Seller and the Certificate Insurer. Such appointment shall be by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. Any such successor Trustee shall be approved in writing by the Servicer, which shall not withhold such approval if the proposed successor Trustee satisfies the eligibility requirements set forth herein. If no successor Trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.6 and shall fail to resign after written request therefor by the Seller or the Certificate Insurer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, the Seller may remove the Trustee. Such appointment will be by written instrument, in duplicate, one copy of which

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instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee. A copy of such instrument shall be delivered to the Certificate Insurer.

          Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.7 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 9.8.

          Section 9.8   Successor Trustee.

          Any successor Trustee appointed as provided in Section 9.7 shall execute, acknowledge and deliver to the Seller, the Certificate Insurer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Seller, the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

          No successor Trustee shall accept appointment as provided in this
Section 9.8 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of section 9.6. The predecessor Trustee shall notify the Certificate Insurer and each Rating Agency of the appointment of any successor Trustee.

          Upon acceptance of appointment by a successor Trustee as provided in this Section 9.8, the Servicer shall mail notice of the succession of such Trustee hereunder to the Certificate Insurer and all holders of Certificates at their addresses as shown in the Certificate Register. If the Servicer fails to mail ouch notice within ten (10) days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

          Notwithstanding anything to the contrary contained herein, the appointment of any successor trustee pursuant to any provision of this Agreement will be subject to the prior written consent of the Certificate Insurer.

          Section 9.9   Merger or Consolidation of Trustee.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or banking association shall be eligible under the provisions of Section 9.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 9.10  Appointment of Co-Trustee or Separate Trustee.

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          Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements o(Euro) any jurisdiction in which any part of the Trust Fund or any Mortgaged Property may at the time be located, the Seller and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Seller and the Trustee may consider necessary or desirable. If the Seller shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.6 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 9.8.

          Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) the Seller and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

          Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or cc-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the

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Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Seller.

          Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          Section 9.11  Waiver of Bond Requirement.

          The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust Fund, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

          Section 9.12  Waiver of Inventory, Accounting and Appraisal
Requirement.

          The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust Fund, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust Fund with any court, agency or body at any time or in any manner whatsoever.

          Section 9.13  Streit Act.

          Any provisions required to be contained in this Agreement by Section 126 of Article 4-A of the New York Real Property Law are hereby incorporated, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 shall not apply to this Agreement, such Section 126 shall not have any effect, and if such
Section 126 should at any time be repealed or cease to apply to this Agreement, or be construed by judicial decision to be inapplicable, such Section 126 shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provision of Article 4-A of the New York Real Property Law, such mandatory provisions of such Article 4-A shall prevail, provided, however, that if such
Article 4-A shall not apply to this Agreement, or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

                                    ARTICLE X

                                   TERMINATION

          Section 10.1  Termination.

          (a) The respective obligations and responsibilities of the Servicer, the Seller and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken

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by the Trustee on the final Distribution Date pursuant to this Article X following the later of (A) payment in full of all amounts owing to the Certificate Insurer and (B) the earliest of (i) the retransfer, under the conditions specified in Section 10.1(b), to the Seller of the Investor Certificateholders' interest in each Mortgage Loan and all property acquired in respect of any Mortgage Loan remaining in the Trust for an amount equal to the sum of (A) the Investor Certificate Principal Balance, (B) accrued and unpaid Investor Certificate Interest through the day preceding the final Distribution Date, and (C) any unpaid Investor Certificate Interest Shortfall, (ii) the day following the Distribution Date on which the distribution made to Investor Certificateholders has reduced the Investor Certificate Principal Balance to zero, (iii) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (including without limitation the disposition of the Mortgage Loans pursuant to Section 10.2) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan,
(iv) the Distribution Date in _______________; provided, however, notwithstanding anything herein to the contrary the Trust shall terminate on _____________. Upon termination in accordance with clause (i) or (ii) of this
Section 10.1, the Trustee shall execute such documents and instruments of transfer presented by the Seller and take such other actions as the Seller may reasonably request to effect the retransfer of the Mortgage Loans to the Seller.

          (b) The Seller shall have the right to exercise the option to effect the retransfer to the Seller of each Mortgage Loan pursuant to Section 10.1(a) above on any Distribution Date on or after the Distribution Date immediately prior to which the Investor Certificate Principal Balance is less than ____% of the Original Investor Certificate Principal Balance and all amounts due and owing to the Certificate Insurer for unpaid premiums and unreimbursed draws on the Certificate Insurance Policy, together with interest thereon as provided under the Insurance Agreement, have been paid.

          (c) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Investor Certificateholders may surrender their Investor Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee (upon receipt of written directions from the Servicer given not later than the tenth (10th) day of the month immediately preceding the month of such final distribution) by letter to Investor Certificateholders and the Certificate Insurer mailed not later than the twentieth (20th) day of the month immediately preceding the month of such final distribution. Such notice shall specify (i) the Distribution Date upon which final distribution of the Investor Certificates will be made upon presentation and surrender of Investor Certificates at the office or agency of the Trustee therein designated, (ii) the amount of any such final distribution and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Investor Certificates at the office or agency of the Trustee therein specified. In the event written directions are delivered by the Servicer to the Trustee as described in the second preceding sentence, the Servicer shall deposit into the Certificate Account on or before the Distribution Date for such final distribution in immediately available funds an amount equal to the purchase price for the assets of the Trust Fund computed as above provided. Such deposit shall be in lieu of the deposit otherwise required to be made in respect of such Distribution Date.

          (d) Upon presentation and surrender of the Investor Certificates, the Trustee shall cause to be distributed to the holders of Investor Certificates on the Distribution Date for

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such final distribution, in proportion to the Percentage Interests of their respective Investor Certificates, an amount equal to (i) if such final distribution is not being made pursuant to the retransfer to the Seller pursuant to Section 10.1(a)(i), the amount required to be distributed to Investor Certificateholders pursuant to Section 5.1 for such Distribution Date and (ii) if such final distribution is being made pursuant to such retransfer, the amount specified in Section 10.1(a)(i). The distribution on such final Distribution Date pursuant to a retransfer pursuant to Section 10.1(a)(1) shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of the Certificates. On the final Distribution Date prior to having made the distributions called for above, the Trustee will withdraw from the Certificate Account and remit to the Certificate Insurer the lesser of (x) the amount available for distribution on such final Distribution Date, net of any portion thereof necessary to pay the amounts described in clauses (d)(i) and
(ii) above and (y) the unpaid amounts due and owing to the Certificate Insurer for unpaid premiums and unreimbursed draws on the Certificate Insurance Policy, together with interest thereon as provided under the Insurance Agreement.

          (e) In the event that all of the Investor Certificateholders shall not surrender their Investor Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to the Certificate Insurer or Investor Certificateholders to be withdrawn therefrom and credited to the remaining Investor Certificateholders by depositing such funds in a separate escrow account for the benefit of such Investor Certificateholders and the Seller (if the Seller has exercised its right to retransfer the Mortgage Loans) or the Trustee (in any other case) shall give a second written notice to the remaining Investor Certificateholders to surrender their Investor Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Investor Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Investor Certificateholders concerning surrender of their Investor Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

                                   ARTICLE XI

                            RAPID AMORTIZATION EVENTS

          Section 11.1  Rapid Amortization Events.

          If any one of the following events shall occur during the managed Amortization Period:

          (a) failure on the part of the Seller (i) to make payment or deposit required by the terms of this Agreement, on or before the date occurring five Business Days after the date such payment or deposit is required to be made herein, or (ii) to record assignments when required, or (iii) duly to observe or perform in any material respect the covenants of the Seller set forth in Section 2.4(a) or (iv) duly to observe or perform in material respect any other covenants or agreements of the Seller set forth in this Agreement, which failure, in each case, materially and adversely affects the interests of the Certificateholders or the Certificate Insurer and which, in the case of clause
(vi), continues unremedied and continues to affect materially and adversely

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the interests of the Certificateholders for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Trustee, or to the Seller and the Trustee by the Certificate Insurer or the Holders of Investor Certificates evidencing Percentage Interests aggregating not less than 51%;

          (b) any representation or warranty made by the Seller in this Agreement shall prove to have been incorrect in any material respect when made and as a result of which the interests of the Investor Certificateholders or the Certificate Insurer are materially and adversely affected and which continues to be incorrect in any material respect and continues to affect materially and adversely the interests of the Certificateholders or the Certificate Insurer for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Trustee, or to the Seller and the Trustee by either the Certificate Insurer or the Holders of Investor Certificates evidencing Percentage Interests aggregating not less than 51%; provided, however, that an Rapid Amortization Event pursuant to this subparagraph (b) shall not be deemed to have occurred hereunder if the Seller have accepted retransfer of the related Mortgage Loans or all Mortgage Loans if applicable during such period (or such longer period (not to exceed an additional 60 days) as the Trustee may specify) in accordance with the provisions hereof;

          (c) the Seller shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such Seller and such decree or order shall have remained in force undischarged or unstayed for a period of 30 days; or the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations (any such event, an "Insolvency Event");

          (d) the Trust shall become subject to registration as an "investment company" under the Investment Company Act of 1940, as amended;

          (e) any Event of Default or Trigger Event shall occur (other than the event described in clause (iv) of the definition thereof);

          (f) the aggregate of Certificate Insurance Draw Amounts exceeds ____% of the Pool Balance as of the Cut-Off Date; or

          (g) if at any time, Liquidation Lose Amounts incurred by the Trust exceed $____________.

then, in the case of any event described in subparagraph (a), (b) or (e) after the applicable grace period, if any, set forth in such subparagraphs, either the Certificate Insurer, the Trustee or the Holders of Investor Certificates evidencing Percentage Interests aggregating more than 51%, by

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notice given in writing to the Servicer (and to the Trustee, if given by either the Certificate Insurer or the Investor Certificateholders) may declare that an early amortization event (an "Rapid Amortization Event") has occurred as of the date of such notice, and in the case of any event described in subparagraphs
(c), (d), (f) or (g), a Rapid Amortization Event shall occur without any notice or other action on the part of the Trustee, the Certificate Insurer or the Investor Certificateholders, immediately upon the occurrence of such event.

          Section 11.2  Additional Rights Upon the Occurrence of Certain Events.

          (a) If an Insolvency Event occurs with respect to the Seller, the arrangement among the Certificateholders and the Seller shall dissolve and the Trust shall be liquidated in accordance with the following procedures. The Seller shall on the day of such Insolvency Event or violation (the "Appointment Day") immediately cease to transfer Additional Balances to the Trust and shall promptly give notice to the Trustee thereof. Notwithstanding any cessation of the transfer to the Trust of Additional Balances, Additional Balances transferred to the Trust prior to the occurrence of such insolvency Event and Daily Principal Collections and Daily Interest Collections, whenever created, accrued in respect of such the Mortgage Loans shall continue to be a part of the Trust, and shall continue to be allocated and paid in accordance with Article V. Within 15 days of the Appointment Day, the Trustee shall publish a notice in an Authorized Newspaper that an Insolvency Event has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the Trust Balances of the Mortgage Loans as described below. The Trustee shall obtain a position listing from the Depository as of the record date established by the Trustee and make a reasonable attempt to solicit Certificateholders with respect to such proposed sale. Unless within 75 days from the day the notice above is given, the Trustee shall have received written instructions from Holders of Investor Certificates evidencing more than 501 of the Investor Interest to the effect that such Certificateholders disapprove of the liquidation of the Trust Balances of the Mortgage Loans, the Trustee shall sell, dispose of or otherwise liquidate the Trust Balances of the Mortgage Loans in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. The Trustee may obtain a prior determination from any such conservator, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 9.1 and 9.2 shall not be deemed to be mutually exclusive.

          (b) The proceeds from the sale, disposition or liquidation of the Trust Balances of the Mortgage Loans pursuant to subsection (a) above (net of the Trustee's fees and expenses, including the fees and expenses of its counsel) shall first be paid to the Certificate Insurer to the extent of unreimbursed draws under the Certificate Insurance Policy and other amounts owing to the Certificate Insurer pursuant to the Insurance Agreement. Any remaining amounts shall be treated as Collections on the Trust Balances of the Mortgage Loans and shall be allocated and deposited in accordance with the provisions of Article V; provided, however, that the Trustee shall determine conclusively in its sole discretion the amount of such proceeds which are allocable to Trust Interest and the amount of such proceeds which are allocable to Principal Collections. On the day following the last Distribution Date in the Monthly Period during which such proceeds are distributed to the Investor Certificateholders of each Series, the Trust shall terminate.

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          (c)     The Trustee may appoint an agent or agents to assist with its responsibilities pursuant to this Article XI with respect to competitive bids. The Trustee may recover its reasonable actual third party expenses from the Trust Fund (in an amount not to exceed $___________) if Certificateholders vote not to sell the Trust Balances of the Mortgage Loans.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

          Section 12.1  Amendment.

          This Agreement may be amended from time to time by the Servicer, the Seller and the Trustee, without the consent of any of the Certificateholders,
(i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, (iii) to add or amend any provisions herein as required by the Rating Agencies in order to maintain or improve the rating of the Investor Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Seller nor the Servicer i.e., obligated to obtain, maintain or improve any such rating) or (iv) to add any other provisions herein with respect to matters or questions arising hereunder; provided, however, that, as evidenced by an Opinion of Counsel, in each case such action shall not adversely affect in any material respect the interests of any Certificateholder or the Certificate Insurer (and provided that any such amendment will be deemed not to materially and adversely affect the Investor Certificateholders if the person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in a downgrading or withdrawal of the rating of the Investor Certificates without taking into account the Certificate Insurance Policy.

          This Agreement may also be amended from time to time by the Servicer, the Seller and the Trustee, with the consent of the Certificate Insurer and the Holders of Investor Certificates evidencing Percentage Interests aggregating not less than 51%, and the Servicer, the Trustee; and the Certificate Insurer may from time to time consent to the amendment of the Certificate Insurance Policy for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or the Certificate Insurance Policy, as the case may be, or of modifying in any manner the rights of the Investor Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions or payments under the Certificate Insurance Policy which are required to be made on any Investor Certificate, without the consent of the Holder of such Investor Certificate, (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holder of each Investor Certificate then outstanding, or (iii) adversely affect in any material respect the interests of the Certificate Insurer without the consent of the Certificate Insurer.

          Notwithstanding the foregoing, the Agreement may not be amended unless, in connection with such amendment, an opinion of counsel is furnished to the Trustee that such amendment will not (i) adversely affect the status of the Investor Certificates as debt; (ii) result

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in the Trust being taxed at the entity level; or (iii) result in the Trust being taxed as a taxable mortgage pool (as defined in Section 7701(i) of the Code).

          Prior to the execution of any such amendment made with the consent of the Investor Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Rating Agency. Promptly after the execution of any such amendment made with the consent of the Investor Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Investor Certificateholder and fully executed original counterparts of the instruments effecting any such amendment to the Certificate Insurer.

          It shall not be necessary for the consent of Investor Certificateholders under this Section 12.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

          The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

          In connection with any amendment pursuant to this Section 12.1, the Trustee shall be entitled to receive and rely on an opinion of Counsel to the effect that such amendment is authorized or permitted by this Agreement.

          Section 12.2  Recordation of Agreement.

          This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer and at its expense on direction by the Trustee, but only upon direction of the Trustee accompanied by an opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

          For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          Section 12.3 Limitation on Rights of Certificateholders.

          The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificate holder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any such party.

          No Investor Certificateholder shall have any right to vote (except as provided in Section 12.1) or in any manner otherwise control the operation and management of the Trust, or

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the obligations of the parties hereto, nor shall any Investor Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          No Investor Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Investor Certificates' evidencing not less than 25% of the aggregate Percentage Interests of the Investor Certificates shall have made written request upon the Trustee to institute ouch action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty
(60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.3, each and every Certificate holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Section 12.4  Reserved.

          Section 12.5  Governing Law.

          THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITS THE LAPS OF THE STATE OF [NEW YORK] AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED, HOWEVER, THAT THE IMMUNITIES AND STANDARD OF CARE OF THE TRUSTEE IN THE ADMINISTRATION OF ITS TRUST HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION IN WHICH ITS PRINCIPAL PLACE OF BUSINESS IS LOCATED.

          Section 12.6  Notices.

          All demands, notices and communications hereunder shall be in writing and personally delivered, mailed by certified mail, return receipt requested, or telecopied, and shall be deemed to have been duly given upon receipt, (a) in the case of the Seller or the Servicer, c/o Chevy Chase Bank, F.S.B., 7501 Wisconsin Avenue, Bethesda, Maryland 20814, Attention: _____________, telecopy ____________, (b) in the case of the Trustee, to [Name and Address of the Trustee], Attention: _______________________________, telecopy ___-____-___, (c)
in the case of the Certificate Insurer, to [Name and Address of the Certificate Insurer], Attention: _________________, [(d) in the case of Moody's, ABS Monitoring Department, 4th Floor, 99

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Church Street, New York, New York 10007 telecopy: (212) 553-4773 and (e) in the case of Standard & Poor's, Mortgage Backed Securities Surveillance Department, 25 Broadway, New York, New York 10004 telecopy: (212) 412-0323] or, as to each party, at such other address or telecopy number as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice. The Trustee has agreed herein to provide notices to the Rating Agencies as a matter of courtesy and accommodation and shall incur no liability to any Person for any failure to provide any such notices.

          Section 12.7  Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          Section 12.8  Assignment.

          Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.5, 7.2 and 7.5, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Certificate Insurer.

          If the Servicer or Seller converts from one form of depository institution charter to another form of depository institution charter, the resulting entity shall be the Servicer or Seller, respectively, for all purposes under this Agreement. Consistent with the preceding sentence, if the Servicer or Seller converts from one form of depository institution charter to another form of depository institution charter, such action shall not be considered: (i) an "assignment" or "transfer" or otherwise be considered a "conveyance" or the Seller Certificates (or any interest therein) for purposes of Section 6.5; (ii) a "merger," "conversion," "assumption of obligations" or "consolidation" of the Servicer or Seller for purposes of Section 7.2; (iii) a "resignation" of the Servicer for purposes of Section 7.5; or (iv) an "assignment" by the Servicer or Seller for purposes of Section 12.8.

          Section 12.9 Certificates Nonassessable and Fully Paid.

          The parties agree that the Certificateholders shall not be personally liable for obligations of the Trust, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and that Certificates upon execution, authentication and delivery thereof by the Trustee pursuant to
Section 6.1 are and shall be deemed fully paid.

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          Section 12.10 Counterparts.

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          Section 12.11 Effect of Headings and Table of Contents.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          Section 12.12 Third Party Beneficiary.

          This Agreement shall inure to the benefit of and be binding upon the parties hereto, and, in addition, shall inure to the benefit of Certificateholders and, to the extent provided herein, the Certificate Insurer and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person shall have any right or obligation hereunder.

          Section 12.13 Mercer and Integration.

          Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, and all contemporaneous oral understandings, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

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          IN WITNESS WHEREOF, the Servicer, the Seller and the Trustee have caused this Agreement to be duly executed by their respective officers and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

                                       CHEVY CHASE BANK, F.S.B.,
                                         as Servicer


                                       By: _____________________________________
                                           Name:
                                           Title:


                                       [Name of Seller],
                                         as Seller


                                       By: _____________________________________
                                           Name:
                                           Title:


                                       [Name of the Trustee],
                                         as Trustee


                                       By: _____________________________________
                                           Name:
                                           Title:

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